EXHIBIT 10.1

                           DECLARATION OF CONDOMINIUM
                                       OF
            FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL,
                                  A CONDOMINIUM

                                ----------------

         TERREMARK FORTUNE HOUSE #2, LTD., a Florida limited partnership (hereinafter called the "Developer") does hereby declare as follows:

1.       Introduction and Submission.

         1.1 The Land. The Developer owns the fee title to certain land located in Broward County, Florida, as more particularly described in Exhibit "A-1".

         1.2 Submission Statement. The Developer hereby submits the Land and all improvements erected or to be erected thereon, all rights and appurtenances belonging thereto, and all other property, real, personal or mixed, now or hereafter situated on or within the Land - but excluding all public and private (e.g., cable television) utility installations therein or thereon - to the condominium form of ownership and use in the manner provided for in the Florida Condominium Act as it exists on the date hereof. Without limiting any of the foregoing, no property, real, personal or mixed, not located within or upon the Land shall for any purposes be deemed part of the Condominium or be subject to the jurisdiction of the Association, the operation and effect of the Florida Condominium Act or any rules or regulations promulgated pursuant thereto.

         1.3 Name. The name by which this Condominium is to be identified is FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL (the "Condominium").

2. Definitions. The following terms when used in this Declaration and in its exhibits, and as it and they may hereafter be amended, shall have the respective meanings ascribed to them in this Section, except where the context clearly indicates a different meaning:

         2.1 "Act" means the Condominium Act (Chapter 718 of the Florida Statutes) as it exists on the date hereof and as amended from time to time.

         2.2 "Articles" or "Articles of Incorporation" mean the Articles of Incorporation of the Association, as amended from time to time.

         2.3 "Assessment" means a share of the funds which are required for the payment of Common Expenses which from time to time is assessed against the Unit Owner.

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EXHIBIT 10.1

         2.4 "Association" or "Condominium Association" means Fortune House - Fort Lauderdale Beach Condominium Association, Inc., a Florida not for profit corporation.

         2.5 "Association Property" means the property, real and personal, in which title and ownership is vested in the Association for the use and benefit of its members.

         2.6 "Board" or "Board of Directors" means the representative body which is responsible for administration of the Association.

         2.7 "Building" means the structure situated on the Condominium Property in which the Units and the Common Elements are located.

         2.8 "Bylaws" mean the bylaws of the Association, as amended from time to time.

         2.9 "Common Elements" means and includes: The portions of the Condominium Property which are not included in the Units, including, without limitation, the following items:

               (a) Easements through Units for conduits, pipes, ducts, vents, plumbing, wiring and other facilities, equipment and/or fixtures for the furnishing of Utility Services and/or heating, cooling, ventilation or other services to more than one (1) Unit or to the Common Elements;

               (b) An easement of support in every portion of a Unit which contributes to the support of the Building, other Units and/or any part of the Common Elements;

               (c) The property and installations required for the furnishings of utilities and other services to more than one Unit or to the Common Elements; and

               (d) Any other parts of the Condominium Property designated as Common Elements in this Declaration or the Act.

         2.10 "Commercial Unit" means and refers to Unit C-1 (A1A retail), Unit C-2 (A1A Restaurant), Unit C-3 (lobby, meeting area, kitchen, etc.) and Unit C-4 (Veramar Retail), as identified on Exhibit "A-2", and any and all additional units which are created from a subdivision of Units C-1, C-2, C-3, or C-4 as provided in Sections 6.6 and 9 hereof. Commercial Unit are designed and intended to be used for any purpose permitted by applicable zoning ordinances. References to "Units" or "Parcels" shall include the Commercial Units unless the context would prohibit or it is otherwise expressly provided.

         2.11 "Commercial Unit Owner" means the legal title owner of a Condominium Parcel which includes a Commercial Unit.

         2.12 "Common Expenses" means all expenses and assessments properly incurred by the Association, including, but not limited to: (1) expenses declared Common

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EXHIBIT 10.1

               Expenses by the provisions of this Declaration or by the Bylaws or by the Act; (2) any valid charge against the Condominium as a whole; and (3) the costs of carrying out the powers and duties of the Association. Common expenses include insurance for directors and officers, and other expenses which are reasonably related to the general benefit of the Unit Owners even if such expenses do not attach to the Common Elements or property of the Condominium, and the cost of any master antenna television system or duly franchised cable television service obtained pursuant to a bulk contract.

         2.13 "Common Surplus" means the excess of all receipts of the Association collected on behalf of the Association (including, but not limited to, Assessments, rents, profits and revenues on account of the Common Elements) over the amount of Common Expenses.

         2.14 "Condominium Parcel" means a Unit together with the undivided share in the Common Elements which is appurtenant to said Unit.

         2.15 "Condominium Property" means the Land, Building and any personal property which are subject to condominium ownership, whether or not contiguous, and all improvements thereon and all easements and rights appurtenant thereto intended for use in connection with the Condominium.

         2.16  "County" means the County of Broward, State of Florida.

         2.17 "Declaration" or "Declaration of Condominium" means this instrument, as it may be amended from time to time.

         2.18 "Developer" means Terremark Fortune House #2, Ltd., a Florida limited partnership, its successors and such of its assigns as to which the rights of Developer hereunder are specifically assigned. Developer may assign all or a portion of its rights hereunder, or all or a portion of such rights in connection with specific portions of the Condominium Property. In the event of any partial assignment, the assignee shall not be deemed the Developer, but may exercise such rights of Developer as are specifically assigned to it. Any such assignment may be made on a non-exclusive basis.

         2.19 "Institutional First Mortgagee" means a bank, savings and loan association, insurance company, real estate or mortgage investment trust, pension fund, agency of the United States Government, mortgage banker, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any other lender generally recognized as an institutional lender, or the Developer, holding a first mortgage on a Unit or Units. A "Majority of Institutional First Mortgagees" shall mean and refer to Institutional First Mortgagees of Units by which greater than one-half (1/2) of the voting interests of Units subject to mortgages held by Institutional First Mortgagees are encumbered.

         2.20 "Land" means the real property described in Exhibit "A-1" upon which the improvements have been constructed.

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EXHIBIT 10.1

         2.21 "Primary Institutional First Mortgagee" means the Institutional First Mortgagee which owns, at the relevant time, Unit mortgages securing a greater aggregate indebtedness than is owed to any other Institutional First Mortgagee.

         2.22 "Rental Pool Agreement" means that agreement entitled Fortune House - Fort Lauderdale Beach Condominium Hotel Operating and Rental Pool Agreement and executed by the Developer, the Residential Unit Owners, and Terremark Hospitality Services, Inc., a Florida corporation ("Manager") for the maintenance and operation of the Condominium as a hotel.

         2.23  "Residential Unit " means a Unit intended for transient use.

         2.24 "Residential Unit Owner" or "Owner of a Residential Unit" means the legal title owner of a Condominium Parcel which includes a Residential Unit.

         2.25 "Unit" means a part of the Condominium Property which is subject to exclusive ownership which is either a Residential Unit or a Commercial Unit.

         2.26 "Unit Owner" or "Owner of a Unit" or "Owner" means the Owner of a Condominium Parcel.

         2.27 "Utility Service" means and is intended to include, but not limited to, electric power, gas, telephone, hot and cold water, heating, air conditioning ventilation systems, garbage and sewage disposal.

3.       Description of Condominium.

         3.1 Identification of Units. The Land has constructed thereon a Building containing 278 Residential Units and four Commercial Units (which may be further divided as described in Section 6.6). Each Residential Unit is identified by a separate numerical designation. Each Commercial Unit is identified by a separate alpha-numeric designation. The designation of each Unit is set forth on Exhibit "A-2" which consists of a survey of the Land, a graphic description of the improvements located thereon, including, but not limited to, the Building, and a plot plan. Exhibit "A-2", together with this Declaration, is sufficient in detail to identify the Common Elements and each Unit and their relative locations and dimensions. There shall pass with a Unit as appurtenances thereto (a) an undivided share in the Common Elements and Common Surplus; (b) the exclusive right to use such portion of the Common Elements as may be provided in this Declaration; (c) an exclusive easement for the use of the airspace occupied by the Unit as it exists at any particular time and as the Unit may lawfully be altered or reconstructed from time to time, provided that an easement in airspace which is vacated shall be terminated automatically; (d) membership in the Association with the full voting rights appurtenant thereto; and
               (e) other appurtenances as may be provided by this Declaration.

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EXHIBIT 10.1

         3.2   Unit Boundaries.

               (a) Residential Unit Boundaries. Each Residential Unit shall include that part of the Building containing the Residential Unit that lies within the following boundaries:

                     (i) Upper and Lower Boundaries. The upper and lower boundaries of the Residential Unit shall be the following boundaries extended to their planar intersections with the perimetrical boundaries:

                           (1) Upper Boundaries. The horizontal plane of the finished lower surface of the ceiling.

                           (2) Lower Boundaries. The horizontal plane of the finished upper surface of the floor.

                           (3)  Interior Divisions. No part of the
                                non-structural interior walls shall be
                                considered a boundary of the Residential Unit.

                     (ii) Perimetrical Boundaries. The perimetrical boundaries of the Residential Unit shall be the vertical planes of the finished interior surfaces of the walls bounding the Residential Unit extended to their planar intersections with each other and with the upper and lower boundaries. Notwithstanding the foregoing, as to any wall shared by a Residential Unit and Unit C-3, the perimetrical boundary of Unit C-3 at such shared wall shall be coextensive with the perimetrical boundary of the adjoining Residential Unit so that the shared wall, and all installations therein shall be a part of Unit C-3 rather than the Common Elements and therefore the perimetrical boundary of Unit C-3 shall extend to the finished interior surface of any walls bounding a Residential Unit.

                     (iii) Apertures. Where there are apertures in any boundary, including but not limited to, windows and doors, such boundaries shall be extended to the interior finished surfaces of such apertures, including all frameworks thereof, provided, however, that the doors facing Unit C-3 shall not be included in the boundaries of a Residential Unit. Notwithstanding anything herein contained to the contrary, all floor, wall and ceiling coverings affixed to any Commercial Unit shall be deemed part of the Commercial Unit.

               (b) Commercial Unit Boundaries. All Commercial Units other than Unit C-3, shall include that part of the Building containing the Commercial Unit that lies within the following boundaries:

                     (i) Upper and Lower Boundaries. The upper and lower boundaries of all Commercial Units (other than Unit C-3) shall be the following

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EXHIBIT 10.1

                           boundaries extended to their planar intersection with the perimetrical boundaries:

                           (1) Upper Boundaries. The horizontal plane of the unfinished lower surface of the structural ceiling.

                           (2) Lower Boundaries. The horizontal plane of the unfinished upper surface of the floor which will be deemed to be the unfinished surface of the concrete floor.

                     (ii) Perimetrical Boundaries. The perimetrical boundaries of Commercial Units, other than Unit C-3, shall be the vertical planes of the unfinished interior surfaces of the walls bounding said Commercial Unit extending to their planar intersections with each other and with the upper and lower boundaries. Notwithstanding the foregoing, as to the walls shared by any Commercial Unit with Unit C-3, the perimetrical boundary of Unit C-3 at such shared wall shall be coextensive to the perimetrical boundary of the adjoining Commercial Unit so that the shared wall, and all installations therein shall be a part of Unit C-3 rather than the Common Elements and therefore the perimetrical boundary of Unit C-3 shall extend to the unfinished interior surface of any walls bounding the other Commercial Unit.

                     (iii) Apertures. Where there are apertures in any boundary, including but not limited to, windows and doors, such boundaries shall be extended to include the interior unfinished surfaces of such apertures, including all frameworks thereof, provided, however, that the exteriors of doors facing Unit C-3 shall not be included in the boundaries of any of the other Commercial Units other than Unit C-3.

               (c) Unit C-3 Boundaries. Notwithstanding anything herein contained, the boundaries for Unit C-3 shall include anything contained within the Condominium Property not within the Residential Units or within any other Commercial Unit, as depicted on Exhibit "A-2", and as described above.

          3.3 Easements. The following easements are hereby created (in addition to any easements created under the Act):

               (a) Support. Each Unit shall have an easement of support and of necessity and shall be subject to an easement of support and necessity in favor of all other Units, the Common Elements, and such other improvements constructed upon the Land.

               (b) Utility and Other Services: Drainage. Non-exclusive easements are reserved under, through and over the Condominium Property as may be

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EXHIBIT 10.1

                     required from time to time for utility, cable television, communications and security systems, and other services and drainage in order to serve the Building, the Association and/or the Units. A Residential Unit Owner or an Owner of any Commercial Units, other than the Owner of Unit C-3, shall do nothing within or outside their Units that interferes with or impairs, or may interfere with or impair, the provision of such utility, cable television, communications and security systems, or other service or drainage facilities or the use of these easements. The Association shall have an irrevocable right of access to each Residential Unit and/or each Commercial Unit, other than Unit C-3, during reasonable hours when necessary for the maintenance, repair, or replacement of any of the pipes, wires, ducts, vents, cables, conduits and other utility, cable television, communications and security systems, service and drainage facilities which are Common Elements and any other Common Elements contained in the Unit or elsewhere in or around the Condominium Property, or of any portion of a Unit, and to remove any improvements interfering with or impairing such facilities or easements herein reserved; provided such right of access, except in the event of an emergency, shall not unreasonably interfere with the Residential Unit Owner's and/or the Commercial Unit Owner's permitted use of the Residential Unit and/or Commercial Unit, and except in the event of an emergency, entry shall be made on not less than one (1) day's notice (which notice shall not, however, be required if the Residential Unit Owner and/or the Commercial Unit Owner is absent when the giving of notice is attempted).

               (c) Encroachments. If (a) any portion of the Common Elements encroaches upon any Unit; (b) any Unit encroaches upon any other Unit or upon any portion of the Common Elements; or
                     (c) any encroachment shall hereafter occur as a result of
                     (i) construction of the improvements; (ii) settling or shifting of the improvements; (iii) any alteration or repair to the Common Elements made by or with the consent of the Association or Developer, as appropriate; or (iv) any repair or restoration of the improvements (or any portion thereof) or any Unit after damage by fire or other casualty or any taking by condemnation or eminent domain proceedings of all or any portion of any Unit or the Common Elements, then, in any such event, a valid easement shall exist for such encroachment and for the maintenance of same so long as the improvements shall stand.

               (d) Ingress and Egress. A non-exclusive easement in favor of each Unit Owner, their guests, lessees and invitees, and for each member of the Association (and its and their guests, tenants and invitees) shall exist for pedestrian traffic over, through and across such portions of Unit C-3 as are intended to provide direct pedestrian access to the applicable Residential Unit or the applicable Commercial Unit. Notwithstanding the foregoing, the aforesaid easement over Unit C-3 is limited and solely for use of the named beneficiaries obtaining access to and from their Residential Unit or to and from any Commercial Unit (excluding access to and from Unit C-3)

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EXHIBIT 10.1

                     and shall not be used by Residential Unit Owners or by a Commercial Unit Owner (other than the owner of Unit C-3) for the provision of any services, including, without limitation, any hotel related services including, but not limited to the leasing of Residential Units for hotel purposes, solicitation and/or provisions of housekeeping, personal services (i.e., massage, personal training, dry cleaning, etc.) and/or food and beverage service. Any such services may only be provided by the Owner of Unit C-3. Notwithstanding the foregoing, nothing in Section 3.3(d) shall prohibit the Owner of Unit C-3 from providing non-exclusive ingress and egress easements across Unit C-3 to other parties not identified herein including, without limitation, hotel guests. The provisions of this Section 3.3(d) may not be amended without an affirmative vote of not less than 66-2/3% of the Residential Units and by not less than 100% of the Commercial Units.

               (e) Construction; Maintenance. The Owner of Unit C-3 and/or the Developer (including their designees, contractors, successors and assigns) shall have the right, in its (and their) sole discretion from time to time, to enter the Condominium Property and take all action necessary or convenient for the purpose of completing the construction thereof, or any part thereof, on any improvements or Units located or to be located thereon, and for repair, replacement, and maintenance or warranty purposes or where the Owner of Unit C-3 and/or the Developer, in its sole discretion, determines that it is required or desires to do so.

               (f) Sales Activity. For as long as there are any unsold Residential Units, the Developer, its designees, successors and assigns, shall have the right to use any such Residential Units and parts of the Common Elements for model apartments and sales, leasing, and construction offices, to show model Residential Units and use Residential Units as guest suites, to show Residential Units and the Common Elements to prospective purchasers and tenants of Residential Units, and to erect on the Condominium Property signs and other promotional material to advertise or otherwise market Residential Units for sale, lease, or occupancy.

               (g) Commercial Unit Owner's Easements. The Owner of Unit C-3 (and its agents, employees, contractors and assigns) shall have an easement to enter onto the Condominium Property for the purpose of performing such functions as are permitted or required to be performed by the Owner of Unit C-3 by the Declaration, including, but not limited to, safety and maintenance activities, enforcement of architectural control restrictions, and regulation of parking. Notwithstanding anything herein contained to the contrary, in order to provide for the orderly distribution and regulation of parking facilities within the Condominium Property, to the extent that any portion of the Condominium Property is necessary or desirable (in the sole determination of the Owner of Unit C-3) for maximizing and easing traffic flow on the parking areas located on Condominium Property, then,

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EXHIBIT 10.1

                     all such portions shall be maintained and operated by the Owner of Unit C-3 under this Declaration, and the maintenance, operation and regulation of same shall be vested in the Owner of Unit C-3. An easement for such purposes is hereby granted and reserved to the Owner of Unit C-3 (and its guests, tenants and invitees), and each Owner, by acceptance of a deed or other conveyance of a Unit, shall be deemed to have agreed to the grant and reservation of easements herein described and the rights herein vested in the Owner of Unit C-3. The Owner of Unit C-3 shall have the option to contract or assign any of its rights under this easement to third parties who will be contracted to provide services to the Unit Owners as designated by this easement. Additionally, there is hereby reserved and granted to the Owner of Unit C-3 an easement to enter onto any portion of the Condominium Property for the purpose of installing and maintaining hotel amenities (including on-command videos, mini bar services, etc.) which the Owner of Unit C-3 deems to be necessary or desirable in connection with the operation of the Condominium Property as a hotel.

               (h) Support of Adjacent Structures. In the event that any structure(s) is constructed so as to be connected in any manner to the Building and/or any improvements constructed upon the Land, then there shall be (and there is hereby declared) an easement of support for such structure(s) as well as for the installation, maintenance, repair and replacement of all utility lines and equipment serving the adjoining structures which are necessarily or conveniently located within the Condominium Property, the Association Property and/or the Land. All easements and rights provided for in the Declaration in favor of the Association, its respective members and/or the Commercial Unit Owners and/or the Declarant thereunder, are hereby granted to said Association and their respective members, the Commercial Unit Owners, and the respective Declarants, and its and their assignees, designees and nominees.

               (i) Warranty. For as long as Developer remains liable under any warranty, whether statutory, express or implied, for act or omission of Developer in the development, construction, sale and marketing of the Condominium, then Developer and its contractors, agents and designees shall have the right, in Developer's sole discretion and from time to time, to enter the Common Elements for the purpose of making any necessary inspections, tests, repairs, improvements and/or replacements required for the Developer to fulfill any of its warranty obligations. Failure of the Association or any Unit Owner to grant such access may result in the appropriate warranty being nullified and of no further force or effect. Nothing herein shall be deemed or construed as the Developer making or offering any warranty, all of which are disclaimed (except to the extent same may not be) as set forth in Section 23.15 below.

               (j) Additional Easements. The Owner of Unit C-3 shall have the right to grant such additional general ("blanket") and specific electric, gas or other

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EXHIBIT 10.1

                     utility, cable television, security systems, communications or service easements (and appropriate bills of sale for equipment, conduits, pipes, lines and similar installations pertaining thereto), or relocate any such existing easements or drainage facilities, on any portion of Unit C-3, and to grant access easements or relocate any existing access easements in any portion of Unit C-3, as the Owner of Unit C-3 shall deem necessary or desirable for the proper operation and maintenance of the improvements, or any portion thereof, or for the general health or welfare of the Unit Owners, or for the purpose of carrying out any provisions of this Declaration, provided that such easements or the relocation of existing easements will not prevent or unreasonably interfere with the reasonable use of the Units for the purposes permitted by this Declaration.

               (k) Easement For Services. The Developer, Residential Unit Owners, and Owners of Commercial Units and their respective agents, employees, nominees, lessees, invitees, grantees, successors and assigns shall have a non-exclusive easement for access and use of all the Common Elements and of all of the property owned by Unit C-3, including but not limited to those customarily used for pedestrian and vehicular traffic and also including driveways, parking ramps, walkways, lobby areas, elevators, halls and corridors, janitorial closets, mechanical/electrical rooms, trash rooms, and storage rooms for the purpose of using or obtaining access to the Units or providing service to the Units such as cleaning, janitorial and maid services, and all other services which may be contracted for by any Unit Owner or Developer.

     4. Restraint Upon Separation and Partition of Common Elements. The undivided share in the Common Elements and Common Surplus which is appurtenant to a Unit shall not be separated therefrom and shall pass with the title to the Unit, whether or not separately described. The appurtenant share in the Common Elements and Common Surplus, except as elsewhere herein provided to the contrary, cannot be conveyed or encumbered except together with the Unit. The respective shares in the Common Elements appurtenant to Units shall remain undivided, and no action for partition of the Common Elements, the Condominium Property, or any part thereof, shall lie, except as provided herein with respect to termination of the Condominium.

     5. Ownership of Common Elements and Common Surplus and Share of Common Expenses; Voting Rights.

          5.1 Fractional Ownership and Shares. The undivided fractional interest in the Common Elements and Common Surplus, and the fractional share of the Common Expenses, appurtenant to each Unit, is set forth in Exhibit "A-3" attached hereto and made a part hereof.

          5.2 Voting. Each Unit shall be entitled to one (1) vote to be cast by the Owner thereof in accordance with the provisions of the respective Bylaws and Articles of

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EXHIBIT 10.1

               Incorporation of the Association. Each Unit Owner shall be a member of the Association.

     6. Amendments. Except as elsewhere provided herein, amendments may be effected as follows:

          6.1 By the Association. Notice of the subject matter of a proposed amendment shall be included in the notice of any meeting at which a proposed amendment is to be considered. A resolution for the adoption of a proposed amendment may be proposed either by a majority of the Board of Directors of the Association or by not less than one-third (1/3) of the Unit Owners of the Association. Directors and members not present in person or by proxy at the meeting considering the amendment may express their approval in writing, provided that such approval is delivered to the secretary at or prior to the meeting. Except as elsewhere provided, approvals must be by affirmative vote by (a) not less than 66-2/3% of the Residential Unit Owners, and by not less than 100% of the Commercial Unit Owners, and by not less than 66-2/3% of the Board of Directors of the Association; or (b) Residential Unit Owners in excess of 66-2/3% of the Residential Unit Owners and not less than 100% of the Commercial Unit Owners.

          6.2 Amendments Prior to Turnover. During the period of Developer control, the Declaration, Articles of Incorporation or the Bylaws of the Association may be amended to correct an omission or error, or to effect any other amendment by obtaining approval of a majority of the voting interests of the Board of Directors of the Association except that this procedure for amendment may not be used if such an amendment would materially and adversely affect substantial property rights of the Unit Owner, unless the affected Unit Owner consent in writing.

          6.3 Execution and Recording. An amendment, other than amendments made by the Developer alone pursuant to the Act or this Declaration, shall be evidenced by a certificate of the Association, executed either by the President of the Association or a majority of the members of the Board of Directors, which shall include recording data identifying the Declaration and shall be executed with the same formalities required for the execution of a deed. Amendments by the Developer must be evidenced by a similar certificate executed by the Developer alone. An amendment of the Declaration is effective when the applicable certificate is properly recorded in the public records of the County.

          6.4 Proviso. Except as otherwise provided for in this Declaration, no amendment shall change the configuration or size of any Unit in any material fashion, materially alter or modify the appurtenances to any Unit or change the proportion or percentage by which the Owner of a Unit shares the Common Expenses and owns the Common Elements and Common Surplus, unless the record Owner(s) thereof, and all record owners of mortgages or other liens thereon, shall join in the execution of the amendment and unless a majority of all the record Owners of all other Units approve the amendment. No amendment may be adopted which would eliminate, modify, prejudice, abridge or otherwise adversely affect any rights,

EXHIBIT 10.1

               benefits, privileges or priorities granted or reserved to the Developer or mortgagees of Units without the consent of said Developer and mortgagees in each instance; nor shall an amendment make any change in the sections hereof entitled "Insurance", "Reconstruction or Repair after Casualty" or "Condemnation" unless the Primary Institutional First Mortgagee shall join in the amendment. Furthermore, no amendment may be made to Sections 3.3(g), 17.1(a), 17.1(b) or 25 without the consent of its Owner of Unit C-3. The provisions of Sections 6.4, 6.5, 3.3(k) and
               23.15 may not be amended in any manner.

               No provision of this Declaration shall be revised or amended by reference to its title or number only. Proposals to amend existing provisions of this Declaration shall contain the full text of the provision to be amended; new words shall be inserted and the text underlined; and words to be deleted shall be lined through with hyphens. However, if the proposed change is so extensive that this procedure would hinder, rather than assist, the understanding of the proposed amendment, it is not necessary to use underlining and hyphens as indicators of words added or deleted, but, instead, a notation must be inserted immediately preceding the proposed amendment in substantially the following language: "Substantial rewording of Declaration. See provision ... for present text." Non-material errors or omissions in the amendment process shall not invalidate an otherwise properly promulgated amendment.

          6.5 Certain Amendments Requiring Approval. Notwithstanding the foregoing, the approvals of the affirmative vote of Unit Owners of at least 67% of Units and of 51% percent of Institutional First Mortgagees that encumber Units shall be required with regard to amendments with respect to:

               (a) increases in assessments that raise the previously assessed amount by more than 25%, assessment liens, or the priority of assessment liens;

               (b) reductions in reserves for maintenance, repair, and replacement of Common Elements (except that the Developer, prior to turnover of control of the Association may vote to waive reserves in accordance with the provisions of Section 9.1(a) of the Bylaws of the Association in which event the consent of the required percentage of Unit Owner and Institutional First Mortgagees as set forth in this Section
                    6.5 shall not be required);

               (c) reallocation of interests in the Common Elements or rights to their use;

               (d)  redefinition of any Residential Unit boundaries;

               (e)  convertibility of Units into Common Elements or vice versa;

               (f)  hazard or fidelity insurance requirements;

EXHIBIT 10.1

               (g) a decision by the Association to establish self management if professional management had been required previously to make the condominium eligible for FNMA-approved financing; or

               (h) any provisions that expressly benefit mortgage holders, insurers, or guarantors.

               The approval of such Institutional First Mortgagees shall not be unreasonably withheld.

          6.6 Subdivision of Commercial Units. So long as the Developer is the owner of all Commercial Units, it reserves the right, at any time, to subdivide the Commercial Units in order to create additional Commercial Units. In order to effect such a result the Developer shall have the right to amend this Declaration. Any such amendment shall identify the new Commercial Units and shall allocate to them a pro-rata share of the undivided share of Commercial Elements and Common Surplus previously allocated to the Commercial Unit which is being subdivided.

     7.   Repairs and Maintenance.

          7.1 Hurricane Shutters. Hurricane shutters are part of Unit C-3. The cost of maintenance, repair and replacement of the hurricane shutters shall be the sole responsibility of the Owner of Unit C-3 which also includes the cost and expense of removal and/or reinstallation by the Owner of Unit C-3 of the hurricane shutter(s) if necessary or required in order for the Owner of Unit C-3 to maintain, repair, replace or protect Unit C-3 or Condominium Property. In the event the Owner of Unit C-3 installs hurricane shutters, the cost of the hurricane shutters including the cost of installation thereof shall be borne by the Owner of Unit C-3. The Owner of Unit C-3 installing a hurricane shutter shall hold harmless and indemnify the Association and all other Unit Owners for all damages, expenses, court costs and attorneys' fees incurred by the Association and/or all other Unit Owners for repairing any damage to the Building or Common Elements as a result of such installation. All hurricane shutters shall be approved by the Owner of Unit C-3 and shall in all respects comply with the requirements of the South Florida Building Code, as amended, and any other applicable laws, ordinances, rules or regulations of any governmental body having jurisdiction over same. All references to hurricane shutters in this Declaration of Condominium shall refer to any shutters which are installed by the Owner of Unit C-3 to protect the Units from damage as a result of a hurricane, storm or other casualty or are installed by the Developer in his sole and absolute discretion. Notwithstanding the foregoing if there is any law, rule or regulation requiring the installation of hurricane shutters, the Owner of Unit C-3 shall install said hurricane shutters at its expense in accordance with the requirements of all applicable laws, codes, rules and regulations.

          7.2 Units. All maintenance, repairs and replacements of, in or to any Unit, whether structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen,

EXHIBIT 10.1

               including, without limitation, maintenance, repair and replacement of windows, window coverings, interior nonstructural walls, the interior side of the entrance door and all other doors within or affording access to a Unit, and the electrical (including wiring), plumbing (including fixtures and connections), heating and air-conditioning equipment, fixtures and outlets, appliances, carpets and other floor coverings, all interior surfaces and the entire interior of the Unit lying within the boundaries of the Unit or other property belonging to the Unit Owner, shall be performed by the Owner of Unit C-3, in accordance with the terms and conditions of the Rental Pool Agreement (as applicable), except as otherwise expressly provided to the contrary herein.

          7.3  Common Elements and Association Property. Except to the extent
               (i) expressly provided to the contrary herein, or (ii) proceeds of insurance are made available therefor, all maintenance, repairs and replacements in or to the Common Elements and Association Property shall be performed by the Association and the cost and expense thereof shall be charged to all Unit Owners as a Common Expense, except to the extent arising from or necessitated by the negligence, misuse or neglect of specific Unit Owner, in which case such cost and expense shall be paid solely by such Unit Owner.

          7.4 Unit C-3. The Owner of Unit C-3, from time to time, shall be responsible for the repair, replacement, improvement, maintenance, management, operation, and insurance of the Unit C-3, which shall be performed in a commercially reasonable manner in the sole determination of the Owner of the Unit C-3.

          7.5 Specific Unit Owner Responsibility. The obligation to maintain and repair any equipment and fixtures or other items of personal property which are contained within a particular Unit or Units shall be the responsibility of the Owner of Unit C-3 pursuant to the terms of the Rental Pool Agreement, without regard to whether such items are included within the boundaries of the Unit.

     8.   Additions, Alterations or Improvements by Unit Owner.

          8.1 Consents and Permits. No Unit Owner shall make any addition, alteration or improvement in or to the Common Elements, a Residential Unit, or to any part of Unit C-3, which is adjacent to a Unit (except as set forth in Section 25 hereof), including but not limited to, the installation of window boxes, screens, sliding glass doors, enclosure of balcony, awnings, hot tubs, trellises, or any other change to the physical appearance of the Building or balconies, terraces and patio areas without the prior written consent of the Board of Directors (regarding alterations to the Common Elements only) and the prior written consent of the Owner of Unit C-3. The Board, where applicable, and the Owner of Unit C-3 shall have the obligation to answer, in writing, any written request by a Unit Owner for approval of such an addition, alteration or improvement within thirty (30) days after such request and all additional information requested is received, and the failure to do so within the stipulated time shall constitute the consent of the Owner of Unit C-3 (and where applicable, the Board). The Board, where applicable, and the Owner

EXHIBIT 10.1

               of Unit C-3 may condition the approval in any manner, including, without limitation, retaining approval rights of the contractor of the perform the work. No Unit Owner shall make any addition, alteration or improvement in or to the interior of the Unit without obtaining all appropriate governmental permits which are necessary for such work and provided that such alteration addition or improvement will not adversely affect the structural integrity or aesthetic appeal of the Building or cause any damage to or adversely affect the Common Elements, or other Units and/or the Condominium Property. The proposed additions, alterations and improvements by the Unit Owner shall be made in compliance with all laws, rules, ordinances and regulations of all governmental authorities having jurisdiction. Further, no alteration, addition or modification may in any manner affect a Commercial Unit without the prior written consent of the Commercial Unit Owner (which consent may be withheld in its or their sole discretion). A Unit Owner making or causing to be made any such additions, alterations or improvements agrees, and shall be deemed to have agreed, for such Owner, and his heirs, personal representatives, successors and assigns, as appropriate, to hold the Association, the Developer, and all other Unit Owners harmless from and to indemnify them for any liability or damage to the Condominium Property and expenses arising therefrom, and shall be solely responsible for the maintenance, repair and insurance thereof from and after the date of installation or construction thereof. Neither the Developer, the Association, the Commercial Unit Owners nor any of their officers, directors, employees, agents, contractors, consultants or attorneys shall be liable to any Owner or any other person by reason of mistake in judgment, failure to point out or correct deficiencies in any plans or other submissions, negligence, or any other misfeasance, malfeasance or non-feasance arising out of or in connection with the approval or disapproval of any plans or submissions. Anyone submitting plans hereunder, by the submission of same, and any Owner, by acquiring title to same, agrees not to seek damages from the Developer, the Association or the Owner of Unit C-3 arising out of the review of plans by the Association or the Owner of Unit C-3. Without limiting the generality of the foregoing, the Association (where applicable) and the Owner of Unit C-3 shall not be responsible for reviewing, nor shall its review of any plans be deemed approval of, any plans from the standpoint of structural safety, soundness, workmanship, materials, usefulness, conformity with building or other codes or industry standards, or compliance with governmental requirements. Further, each Owner (including the successors and assigns) agrees to indemnify and hold the Developer, the Association and the Owner of Unit C-3 harmless from and against any and all costs, claims (whether rightfully or wrongfully asserted), damages, expenses or liabilities whatsoever (including, without limitation, reasonable attorneys' fees and court costs at all trial and appellate levels), arising out of any review of plans hereunder. The foregoing provisions shall not be applicable to the Commercial Units and/or to any Unit owned by the Developer. The provisions of this Section 8.1 shall not be amended without an affirmative vote of not less than 66-2/3% of the Residential Unit Owners and by not less than 100% of the Commercial Unit Owners.

EXHIBIT 10.1

          8.2 Weight and Sound Restrictions. In the event that the Owners of any of the Commercial Units, other than Unit C-3, installs hard and/or heavy surface floor coverings such as marble, tile, wood, etc., the Owners of the Commercial Units (excluding the Owner of Unit C-3) with regard to the interior floor of the Commercial Units must provide that all such flooring be installed over a sound attenuating underlayment material which is approved by the Owner of Unit C-3. These use guidelines are consistent with good design practices for soundproofing and structural design. The Owners of the Commercial Units that install such surface floor coverings will be held strictly liable for violation of these restrictions and for all damages resulting therefrom, and the Owner of Unit C-3 has the right to require immediate removal of violations.

          8.3 Additions, Alterations or Improvements by Developer or by the Owner of Unit C-3. The foregoing restrictions of this Section 8 shall not apply to Developer-owned Units or to Units owned by the Owner of Unit C-3. The Developer and/or the Owner of Unit C-3, including its/their agents, assignees and employees, shall have the additional right, without the consent or approval of the Board of Directors or other Unit Owners, to make alterations, additions or improvements, structural and non-structural, interior and exterior, including Units, ordinary and extraordinary, in, to and upon any Unit owned by it (including, without limitation, the removal of walls, floors, ceilings and other structural portions of the improvements); provided, however, there shall be no change to the configuration or size of any Unit in any material fashion, material alteration or modification of the appurtenances to any Unit or change to the percentage interest in the Common Elements and share of Common Surplus and Common Expenses of any Unit unless the record owner of the affected Unit(s) and all record owners of mortgages or other liens on the affected Unit(s) shall join in the execution of the amendment and unless a majority of the record owners of all other Units approve the amendment.

     9. Changes in Developer-Owned Units or Unit C-3. The Developer and the Owner of Unit C-3 reserve the right: (i) to make alterations or improvements in the interior design or layout of any Developer-owned Units or Unit C-3; (ii) change the layout or number of rooms in any Developer-owned Units or Unit C-3; (iii) change the size and/or number of Developer-owned Units by combining separate Developer-owned Units into one (1) or more Units, or otherwise (the foregoing combining may be either horizontal or vertical combining of Units); provided, however, there shall be no change to the configuration or size of any Unit in any material fashion, material alteration or modification of the appurtenances to any Unit or change to the percentage interest in the Common Elements and share of Common Surplus and Common Expenses of any Unit unless the record owner of the affected Unit(s) and all record owners of mortgages or other liens on the affected Unit(s) shall join in the execution of the amendment and unless a majority of the record owners of all other Units approve the amendment. If the Developer and/or the Owner of Unit C-3 shall make any changes in Units, as provided in this paragraph, such changes shall be reflected by an amendment to this Declaration with a survey attached reflecting such authorized alteration of Units, and said amendment need only be executed and acknowledged by the Developer and/or the Owner of Unit C-3 and any holders of

EXHIBIT 10.1

          institutional mortgages encumbering the said altered Units unless otherwise required by the preceding sentence or by Florida Statute
          Section 718.110(4). The survey shall be certified in the manner required by the Act.

     10.  Operation of the Condominium by the Association, Powers and Duties.

          10.1 Powers and Duties. The Association shall be the entity responsible for the operation of the Condominium. The powers and duties of the Association shall include those set forth in the Bylaws and Articles of Incorporation of the Association (respectively, Exhibits "A-4" and "A-5" annexed hereto), as amended from time to time. In addition, the Association shall have (i) all the common law and statutory powers of a corporation not for profit and for profit under the laws of Florida that are not in conflict with the provisions of the Articles, the Declaration, the Bylaws or the Act, (ii) the powers and duties set forth in the Act, as well as (iii) all powers and duties granted to or imposed upon it by this Declaration, including without limitation:

               (a) The irrevocable right to have access to each Unit from time to time during reasonable hours when necessary for the maintenance, repair or replacement of any Common Elements or of any portion of a Unit to be maintained by the Association pursuant to this Declaration or at any time as necessary to prevent damage to the Common Elements or to a Unit or Units.

               (b) The power to acquire title to property or to otherwise hold, convey, lease and mortgage Association Property for the use and benefit of its members upon vote of 75% of all the voting interests of the Units. The Association shall have the right to grant, modify or move easements which are a part of or crosses Association Property as long as the easement created in subsection 3.3(k) is not modified.

               (c) The power to make and collect Assessments against Unit Owners and to lease, maintain, repair, and replace the Common Elements.

               (d) The duty to maintain accounting records according to good accounting practices, which shall be open for inspection by Unit Owners or their authorized representatives at reasonable times upon prior request.

               (e) The power to contract for the management and maintenance of the Condominium Property and to authorize a management agent (who may be an affiliate of the Developer) to assist the Association in carrying out its powers and duties by performing such functions as the submission of proposals, collection of Assessments, preparation of records, enforcement of rules and maintenance, repair and replacement of Common Elements with such funds as shall be made available by the Association for such purposes. The Association and its officers shall, however, retain at all times the powers and duties granted in the Articles, the Bylaws, and this

EXHIBIT 10.1

                    Declaration and the Act, including, but not limited to, the making of Assessments, promulgation of rules and execution of contracts on behalf of the Association.

               (f) The power to borrow money, execute promissory notes and other evidences of indebtedness, and to give as security therefor mortgages and security interests in property owned by the Association, if any, provided that such actions are approved by a majority of the entire membership of the Board of Directors and of the Units represented at a meeting at which a quorum has been attained, or by such greater percentage of the Board or Unit Owners as may be specified in the Bylaws with respect to certain borrowing, provided further that no such action shall be permitted while the Developer owns any Unit without the prior written consent of the Developer.

               (g) The power to execute all documents or consents, on behalf of all Unit Owners (and their mortgagees), required by all governmental and/or quasi-governmental agencies in connection with land use and development matters (including, without limitation, plats, waivers of plat, unities of title, covenants in lieu thereof, etc.), and in that regard, each Owner, by acceptance of the deed to such Owner's Unit, and each mortgagee of a Unit Owner by acceptance of a lien on said Unit, appoints and designates the President of the Association, as such Owner's agent and attorney-in-fact to execute any and all such documents or consents.

               (h) All of the powers which a corporation not for profit in the State of Florida may exercise pursuant to this Declaration, the Articles of Incorporation, the Bylaws, Chapter 607 and 617, Florida Statutes, and the Act, in all cases except as expressly limited or restricted in the Act.

               In the event of conflict among the powers and duties of the Association and the terms and provisions of this Declaration, or the exhibits attached hereto, this Declaration shall take precedence over the Articles of Incorporation, Bylaws and applicable rules and regulations; the Articles of Incorporation shall take precedence over the Bylaws and applicable rules and regulations; and the Bylaws shall take precedence over applicable rules and regulations, all as amended from time to time. Notwithstanding anything in this Declaration or its exhibits to the contrary, the Association shall at all times be the entity having ultimate control over the condominium, consistent with the Act.

          10.2 Restraint Upon Assignment of Shares in Assets. The share of a Unit Owner in the funds and assets of the Association cannot be assigned, hypothecated or transferred in any manner except as an appurtenance to the Unit.

          10.3 Approval or Disapproval of Matters. Whenever the decision of a Unit Owner is required upon any matter, whether or not the subject of an Association meeting, that decision shall be expressed by the same person who would cast the vote for

EXHIBIT 10.1

               that Unit if at an Association meeting, unless the joinder of all record Owners of the Unit is specifically required by this Declaration or by law.

          10.4 Acts of the Association. Unless the approval or action of the Unit Owners and/or a certain specific percentage of the Board of Directors of the Association is specifically required in this Declaration, the Articles of Incorporation or Bylaws of the Association, applicable rules and regulations or applicable law, all approvals or actions required or permitted to be given or taken by the Association shall be given or taken by the Board of Directors, without the consent of the Unit Owners, and the Board may so approve and act through the proper officers of the Association without a specific resolution. When an approval or action of the Association is permitted to be given or taken hereunder or thereunder, such action or approval may be conditioned in any manner the Association deems appropriate or the Association may refuse to take or give such action or approval without the necessity of establishing the reasonableness of such conditions or refusal.

          10.5 Effect on Developer. If the Developer holds a Unit for sale in the ordinary course of business, none of the following actions may be taken without the prior written approval of the Developer:

               (a) Assessment of the Developer as a Unit Owner for capital improvements;

               (b) Any action by the Association that would be detrimental to the sales of Units by the Developer; provided, however, that an increase in Assessments for Common Expenses without discrimination against the Developer shall not be deemed to be detrimental to the sales of Units.

     11. Determination of Common Expenses and Fixing of Assessments Therefor. The Board of Directors shall from time to time, and at least annually, prepare a budget for the Condominium, determine the amount of Assessments payable by the Unit Owners to meet the Common Expenses of the Condominium and allocate and assess such expenses among the Unit Owners in accordance with the provisions of this Declaration and the Bylaws. The Board of Directors shall advise all Unit Owners promptly in writing of the amount of the Assessments payable by each of them as determined by the Board of Directors as aforesaid and shall furnish copies of each budget, on which such Assessments are based, to all Unit Owners and (if requested in writing) to their respective mortgagees. The Common Expenses shall include the expenses of a reserve for (if required by law) the operation, maintenance, repair and replacement of the Common Elements, costs of carrying out the powers and duties of the Association and any other expenses designated as Common Expenses by the Act, this Declaration, the Articles or Bylaws of the Association, applicable rules and regulations or by the Association. Incidental income to the Association, if any, may be used to pay regular or extraordinary Association expenses and liabilities, to fund reserve accounts, or otherwise as the Board shall determine from time to time, and need not be restricted or accumulated. Any budget adopted shall be subject to change to cover actual expenses at any time. Any such change shall be adopted consistent with the provisions of the Bylaws.

EXHIBIT 10.1

     12.  Collection of Assessment.

          12.1 Liability for Assessments. A Unit Owner, regardless of how title is acquired, including by purchase at a foreclosure sale or by deed in lieu of foreclosure, shall be liable for all Assessments coming due while that person is the Unit Owner. Additionally, the Unit Owner shall be jointly and severally liable with the previous owner for all unpaid Assessments that come due up to the time of the conveyance. This liability is without prejudice to any right the Owner may have to recover from the previous owner the amounts paid by the Owner. The liability for Assessments may not be avoided by waiver of the use or enjoyment of any Common Elements or by the abandonment of the Unit for which the Assessments are made or otherwise.

          12.2 Assessments When Title is Transferred. The person acquiring title, regardless of how title has been acquired, shall pay the amount owed to the Association within thirty (30) days after the transfer of title. Failure to pay the full amount when due shall entitle the Association to record a claim of lien against the Condominium Parcel and proceed in the same manner as provided herein for the collection of assessments.

          12.3 Default in Payment of Assessments for Common Expenses. Assessments and installments thereof not paid within ten (10) days from the day when they are due shall bear interest at the highest lawful rate from the date due until paid. In addition to the above stated interest, the Association shall charge an administrative late fee in addition to such interest, in an amount not to exceed the greater of $25 or 5% of each installment of the Assessment for each delinquent installment that the payment is late. Any payments upon account shall be first applied to interest, then to any administrative late fee, then to any costs and reasonable attorney's fees incurred in collection, and then to the Assessment. The foregoing method of applying payments shall be applicable notwithstanding any restrictive endorsement, designation, or instruction placed on or accompanying a payment. The Association has a lien on each Condominium Parcel for any unpaid Assessments or installments thereof, with interest, late fees and for reasonable attorney's fees and costs incurred by the Association incident to the collection of the Assessment or enforcement of the lien whether suit be brought or not. The lien is effective from and shall relate back to the recording of this Declaration. However, as to Institutional First Mortgagees holding a first mortgage of record, the lien is effective as of the date of the recording of a claim of lien in the Public Records of the County in which the Condominium Parcel is located, stating the description of the Condominium Parcel, the name of the record Owner, name and address of the Association, the amount due and the due dates. The claim of lien must be executed and acknowledged by an officer or authorized agent of the Association. The claim of lien shall not be released until all sums secured by it (or such other amount as to which the Association shall agree by way of settlement) have been fully paid or until it is barred by law. No such claim of lien shall continue for a longer period than one (1) year after the claim of lien has been recorded unless, within that time, an action to enforce the lien is commenced. The

EXHIBIT 10.1

               one (1) year period shall automatically be extended by any length of time during which the Association is prevented from filing a foreclosure action by an automatic stay resulting from a bankruptcy petition filed by the Unit Owner or any other person claiming an interest in the Condominium Parcel. The claim of lien shall secure (whether or not stated therein) all unpaid Assessments, interest thereon, and costs and attorney's fees which are due and which may accrue subsequent to the recording of the claim of lien and prior to the entry of a certificate of title as well as interest, and all reasonable costs and attorney's fees incurred by the Association incident to the collection process. Upon payment in full, the person making the payment is entitled to a satisfaction of the lien in recordable form. The Association may bring an action in its name to foreclose a lien for unpaid Assessments in the manner a mortgage of real property is foreclosed and may also bring an action at law to recover a money judgment for the unpaid Assessments without waiving any claim of lien. The Association is entitled to recover its reasonable attorney's fees incurred in either a lien foreclosure action or an action to recover a money judgement for unpaid Assessments. As an additional right and remedy of the Association, upon default in the payment of Assessments as aforesaid and after thirty (30) days' prior written notice to the applicable Unit Owner, the Association may declare the Assessment installments for the remainder of the budget year to be accelerated (or if acceleration to such extent is prohibited by the Act, then the Association may declare Assessments to the maximum extent permitted under the Act to be accelerated) and such amount shall thereupon be immediately due and payable. In the event the amount of such installments changes during the period for which Assessments were accelerated, the Unit Owner or the Association, as appropriate, shall be obligated to pay or reimburse to the other the amount of increase or decrease within ten (10) days of same taking effect.

          12.4 Notice of Intention to Foreclose Lien. No foreclosure judgment may be entered until at least thirty (30) days after the Association gives written notice to the Unit Owner of its intention to foreclose its lien to collect the unpaid Assessments. If this notice is not given at least thirty (30) days before the foreclosure action is filed, and if the unpaid Assessments, including those coming due after the claim of lien is recorded, are paid before the entry of a final judgment of foreclosure, the Association shall not recover attorneys' fees or costs. The notice must be given by delivery of a copy of it to the Unit Owner or by certified or registered mail, return receipt requested, addressed to the Unit Owner at the last known address, and upon such mailing, the notice shall be deemed to have been given. If after diligent search and inquiry the Association cannot find the Unit Owner or a mailing address at which the Unit Owner will receive the notice, the court may proceed with the foreclosure action and may award attorneys' fees and costs as permitted by law. The notice requirements of this subsection are satisfied if the Unit Owner records a Notice of Contest of Lien as provided in the Act.

          12.5 Appointment of Receiver to Collect Rental. If the Unit Owner remains in possession of the Unit after a foreclosure judgment has been entered, the court in its discretion may require the Unit Owner to pay a reasonable rental for the Unit,

EXHIBIT 10.1

               and the Association is entitled to the appointment of a receiver to collect such rental.

          12.6 Institutional First Mortgagee. An Institutional First Mortgagee acquiring title to a Condominium Parcel as a result of foreclosure, or a Deed in Lieu of Foreclosure, may not, during the period of its ownership of such parcel, whether or not such parcel is unoccupied, be excused from the payment of some or all of the Common Expenses coming due during the period of such ownership. The liability of an Institutional First Mortgage, or its successor or assignees, who acquire title to a Unit by foreclosure or by deed in lieu of foreclosure for the unpaid Assessments (or installments thereof) that became due prior to the Institutional First Mortgagee's acquisition of title is limited to the lesser of:

               (a) The Unit's unpaid Common Expenses and regular periodic Assessments which accrued or came due during the six (6) months immediately preceding the acquisition of title and for which payment in full has not been received by the Association; or

               (b)  One percent (1%) of the original mortgage debt.

               If any unpaid share or Common Expenses or Assessments or other charges is extinguished by foreclosure of a superior lien or by a deed in lieu of foreclosure thereof, the unpaid share of common expenses or assessments are Common Expenses collectible from all of the Unit Owners, including such acquirer, and such acquirer's successors and assigns. An Institutional First Mortgagee acquiring title to a Condominium Parcel as a result of foreclosure or Deed in Lieu of Foreclosure may not, during the period of its ownership of such parcel, whether or not such parcel is unoccupied, be excused from the payment of some or all of the Common Expenses coming due during the period of such ownership.

          12.7 Developer's Liability for Assessment. (a) During the period from the date of recording of this Declaration until the first day of the fourth calendar month following the month in which the closing of the purchase and sale of the first Unit occurs or (b) during the period of time the Developer has guaranteed payment of the Assessment under the purchase agreement with a purchaser of a Unit after control of the Association is transferred to Unit Owners other than the Developer (collectively, the "Guarantee Expiration Date"), the Developer shall not be obligated to pay the share of the Common Expenses and Assessments attributable to Units it is offering for sale, provided that the regular monthly Assessments for Common Expenses (without full reserves) imposed on each Unit Owner other than the Developer shall not increase during such period over the amount set forth in the Estimated Operating Budget contained in the applicable Prospectus delivered to such Unit Owners when the Owners contracted to purchase their Units, if applicable, and provided further that the Developer shall be obligated to pay any amount of Common Expenses actually incurred during such period and not produced by the Assessments at the guaranteed level. For purposes of this Section, income to the Association other than Assessments (as defined herein and

EXHIBIT 10.1

               in the Act) shall not be taken into account when determining the deficits to be funded by the Developer. After the Guarantee Expiration Date, the Developer shall have the option of extending the guarantee by written agreement with a majority of non-Developer Unit Owners on the same terms or paying the share of Common Expenses and Assessments attributable to Units it is then offering for sale. No funds receivable from Unit purchasers or owners payable to the Association or collected by the Developer on behalf of the Association, other than regular periodic Assessments for Common Expenses as provided in this Declaration and disclosed in the Estimated Operating Budget referred to above, shall be used for the payment of Common Expenses prior to the Guarantee Expiration Date. This restriction shall apply to funds including, but not limited to, capital contributions or start-up funds collected from Unit purchasers at closing.

          12.8 Certificate of Unpaid Assessments. Within fifteen (15) days after request by a Unit Owner or mortgagee of a Unit, the Association shall provide a certificate stating whether all Assessments and other moneys owed to the Association by the Unit Owner with respect to his Unit have been paid. Any person other than the Unit Owner who relies upon such certificate shall be protected thereby.

          12.9 Installments. Regular Assessments may be collected monthly or quarterly, in advance, at the option of the Association from time to time.

     13.  Obligation for Expenses Relating to Commercial Units.

          13.1 Maintenance. As provided in Sections 3.3(d) and 7.4 above, the Owner of Unit C-3 has granted easements over Unit C-3 and has agreed to repair, replace, improve, maintain, manage, operate, and insure Unit C-3, all to be done as determined and ordered by the Owner of Unit C-3, or otherwise as provided in Section 7.4. In consideration of the foregoing, each Residential Unit Owner, by acceptance of a deed or other conveyance of a Residential Unit and by execution of the Rental Pool Agreement, and whether or not expressly stated, shall be deemed to agree that the costs incurred by the Owner of Unit C-3 in (or reasonably allocated to) the repair, replacement, improvement, maintenance, management, operation, and insurance of Unit C-3 including reasonable reserves if established by the Owner of Unit C-3 and any assessments payable by the Owner of Unit C-3 to the Association and for the use of the Common Elements (collectively, the "Commercial Unit Costs") shall be paid in part through charges (either general or special) imposed against the Residential Units in accordance with the terms hereof.

               No Owner may waive or otherwise escape liability for charges for the Commercial Unit Costs by non-use (whether voluntary or involuntary) of Unit C-3 or abandonment of the right to use same. Notwithstanding anything herein contained to the contrary, the Owner of Unit C-3 shall be excused and relieved from any and all maintenance, repair and/or replacement obligations with respect to Unit C-3 to the extent that the funds necessary to perform same, to the extent the obligations of the Residential Unit Owners and/or the Owners of all

EXHIBIT 10.1

               Commercial Units (excluding the Owner of Unit C-3), are not available through the charges imposed and actually collected. The Owner of Unit C-3 shall have no obligation to fund and/or advance any deficit or shortfall in funds which were the obligation of the Residential Unit Owner and/or the Owners of the Commercial Units, excluding Unit C-3, in order to properly perform the maintenance, repair and/or replacement obligations described herein.

          13.2 Easement. An easement is hereby reserved and created in favor of the Owner of Unit C-3, and its or their applicable designees over the Condominium Property for the purpose of entering onto the Condominium Property in the performance of the maintenance, repair and replacement obligations herein described.

          13.3 Charge to the Owner of Unit C-3; Lien. Developer, for all Units now or hereafter located within the Condominium Property; each Owner of any Residential Unit by acceptance of a deed therefor or other conveyance thereof and by execution of the Rental Pool Agreement, whether or not it shall be so expressed in such deed or other conveyance; and the Owner of any Commercial Unit other than Unit C-3 by acceptance of a deed therefor or other conveyance thereof, whether or not it shall be so expressed in such deed or other conveyance, shall be deemed to covenant and agree to pay to the Owner of Unit C-3 such annual charges for the operation and applicable insurance of, and for payment of the percentage of the Commercial Unit Costs (which shall be equal to the percentage share allocated to the Unit as set forth on Exhibit "A-3" to this Declaration divided by the aggregate of all percentage shares allocated to all Units as set forth on Exhibit "A-3" to this Declaration) applicable to the operation of Unit C-3 (the "Units Allocated Share"), and/or the establishment of reasonable reserves for the replacement of the Unit C-3 and the furnishings thereof, capital improvement charges, special charges and all other charges hereinafter referred to or lawfully imposed by the Owner of Unit C-3 in connection with the repair, replacement, improvement, maintenance, management, operation, and insurance of Unit C-3, all such charges to be fixed, established and collected from time to time as herein provided. The annual charges, capital improvement charges and special charges, together with such interest thereon and costs of collection thereof as hereinafter provided, shall be a charge on the Units and shall be a continuing lien upon the Units against which each such charge is made and upon all improvements thereon, from time to time existing. Each such charge, together with such interest thereon and costs of collection thereof as hereinafter provided, shall also be the personal obligation of the person who is the Owner of such Unit at the time when the charge fell due and all subsequent Owners until paid, except as provided in Section 14.5 below. Reference herein to charges shall be understood to include reference to any and all of said charges whether or not specifically mentioned. Each Unit shall be assessed a "proportionate share" of the Units Allocated Share. This proportionate share for each Unit shall be a fraction, the numerator of which is the percentage share allocated to the Unit as set forth on Exhibit "A-3" to this Declaration, and the denominator of which is the aggregate of all percentage shares allocated to all Units as set forth on Exhibit "A-3" to this Declaration. The Owner of Unit C-3 shall budget and adopt charges for the Commercial Unit Costs based, in part,

EXHIBIT 10.1

               upon the Owner of Unit C-3 reasonable projections of the intensity of use of the Unit C-3 for the period subject to the budget. In addition to the regular and capital improvement charges which are or may be levied hereunder, the Owner of Unit C-3 shall have the right to collect reasonable reserves for the replacement of Unit C-3 and the furnishings and finishings thereof. Notwithstanding anything herein to the contrary, the Owner of Unit C-3 shall have the right to levy special charges against an Owner(s) to the exclusion of other owners for the repair or replacement of damage to any portion of Unit C-3 (including, without limitation, improvements, furnishings and finishings therein) caused by the misuse, negligence or other action or inaction of an Owner or his guests, tenants or invitees. Any such special charge shall be subject to all of the applicable provisions of this Section including, without limitation, lien filing and foreclosure procedures and late charges and interest. Any special charge levied hereunder shall be due within the time specified by the Owner of Unit C-3 in the action imposing such charge. The annual regular charges provided for in this Section shall commence on the first day of the month next following the recordation of this Declaration and shall be applicable through December 31 of such year. Each subsequent annual charge shall be imposed for the year beginning January 1 and ending December 31. The annual charges shall be payable in advance in monthly installments, or in annual, semi- or quarter-annual installments if so determined by the Owner of Unit C-3 (absent which determination they shall be payable monthly). The charge amount (and applicable installments) may be changed at any time by the Owner of Unit C-3 from that originally stipulated or from any other charge that is in the future adopted by the Owner of Unit C-3. The original charge for any year shall be levied for the calendar year (to be reconsidered and amended, if necessary, at any appropriate time during this year), but the amount of any revised charge to be levied during any period shorter than a full calendar year shall be in proportion to the number of months (or other appropriate installments) remaining in such calendar year. The Owner of Unit C-3 shall fix the date of commencement and the amount of the charge against the Units for each charge period, to the extent practicable, at least thirty
               (30) days in advance of such date or period, and shall, at that time, prepare a roster of the Units and charges applicable thereto which shall be kept in the office of the Owner of Unit C-3 and shall be open to inspection by any Owner. Written notice of the charge shall thereupon be sent to every Unit Owner subject thereto twenty (20) days prior to payment of the first installment thereof, except as to special charges. In the event no such notice of the charges for a new charge period is given, the amount payable shall continue to be the same as the amount payable for the previous period, until changed in the manner provided for herein.

          13.4 Effect of Non-Payment of Charge; the Personal Obligation; the Lien; Remedies of the Owner of Unit C-3. If the charge (or installments) provided for herein are not paid on the date(s) when due (being the date(s) specified herein or pursuant hereto) to the extent that same are due, then such charges (or installments) shall become delinquent and shall, together with late charges, interest and the cost of collection thereof as hereinafter provided, thereupon become a continuing lien on the Unit and all improvements thereon which shall bind such Unit in the hands of

EXHIBIT 10.1

               the then Owner, his heirs, personal representatives, successors and assigns. Except as provided in Section 13.5 to the contrary, the personal obligation of an Owner to pay such charge shall pass to his successors in title and recourse may be had against either or both. If any installments of a charge is not paid within fifteen (15) days after the due date (to the extent that same are due), at the option of the Owner of Unit C-3, a late charge not greater than the amount of such unpaid installments may be imposed (provided that only one late charge may be imposed on any one unpaid installment and if such installment is not paid thereafter, it and the late charge shall accrue interest as provided herein but shall not be subject to additional late charges; provided further, however, that each other installment thereafter coming due shall be subject to one late charge each as aforesaid) and the Owner of Unit C-3 may bring an action at law against the Owner(s) personally obligated to pay the same, may record a claim of lien (as evidence of its lien rights as hereinabove provided for) against the Unit on which the charges and late charges are unpaid and all improvements thereon, may foreclose the lien against the applicable Unit and all improvements thereon on which the charges and late charges are unpaid, or may pursue one or more of such remedies at the same time or successively, and attorneys' fees and costs actually incurred in preparing and filing the claim of lien and the complaint, if any, and prosecuting same, in such action shall be added to the amount of such charges, late charges and interest secured by the lien, and in the event a judgment is obtained, such judgment shall include all such sums as above provided and attorneys' fees actually incurred together with the costs of the action, through all applicable appellate levels. Failure of the Owner of Unit C-3 (or any collecting entity) to send or deliver bills or notices of charges shall not relieve the Unit Owners from their obligations hereunder. The Owner of Unit C-3 shall have such other remedies for collection and enforcement of charges as may be permitted by applicable law. All remedies are intended to be, and shall be, cumulative.

          13.5 Subordination of the Lien of the Owner of Unit C-3. The lien of the charges provided for in this Article shall be subordinate to real property tax liens and the lien of any first mortgage; provided, however, that any such mortgage lender when in possession, and in the event of a foreclosure, any purchaser at a foreclosure sale, and any such mortgage lender acquiring a deed in lieu of foreclosure, and all persons claiming by, through or under such purchaser or mortgage lender, shall hold title subject to the liability and lien of any charge coming due after such foreclosure (or conveyance in lieu of foreclosure). Any unpaid charge which cannot be collected as a lien against any Unit by reason of the provisions of this Section shall be deemed to be a charge divided equally among, payable by and a lien against all Units, including the Units as to which the foreclosure (or conveyance in lieu of foreclosure) took place.

          13.6 Curative Right. In the event (and only in the event) that the Owner of Unit C-3 fails to maintain the Unit C-3 as required under this Declaration, the Association shall have the right to perform such duties; provided, however, that same may only occur after thirty (30) days' prior written notice to the Owner of Unit C-3 and provided that the Owner of Unit C-3 has not effected curative action within

EXHIBIT 10.1

               said thirty (30) day period (or if the curative action cannot reasonably be completed within said thirty (30) day period, provided only that the Owner of Unit C-3 has not commenced curative actions within said thirty (30) day period and thereafter diligently pursued same to completion). To the extent that the Association must undertake maintenance responsibilities as a result of the failure of the Owner of Unit C-3 to perform same, then in such event, but only for such remedial actions as may be necessary, the Association shall be deemed vested with the charge rights of the Owner of Unit C-3 hereunder for the limited purpose of obtaining reimbursement from the Owner of Unit C-3 for the costs of performing such remedial work.

          13.7 Financial Records. The Owner of Unit C-3 shall maintain financial books and records showing its actual receipts and expenditures with respect to the maintenance, operation, repair, replacement, alteration and insurance of the Unit C-3, including the then current budget and any then proposed budget (the "Commercial Unit Records"). The Commercial Unit Records need not be audited or reviewed by a Certified Public Accountant. The Commercial Unit Records shall at all times, during reasonable business hours, be subject to the inspection of any Member of the Association.

          13.8 Unit C-3 Consent; Conflict. The provisions of this Section 13 shall not be amended, modified or in any manner impaired and/or diminished, directly or indirectly, without the prior written consent of 80% of the Residential Unit Owners and the prior written consent of the 100% Commercial Unit Owners. In the event of any conflict between the provisions of this Section 13, and the provisions of any other Section of this Declaration, the provisions of this Section 13 shall prevail and govern.

     14. Insurance. Insurance covering the Condominium Property and the Association Property shall be governed by the following provisions:

          14.1 Purchase Custody and Payment.

               (a) Purchase. All insurance policies described herein covering portions of the Condominium Property shall be purchased by the Association and shall be issued by an insurance company authorized to do business in Florida.

               (b) Mortgagees. No policy or insurance coverage shall impair the security of the Primary Institutional First Mortgagee without its consent.

               (c) Named Insured. The named insured shall be the Association, individually, and as agent for Owners of Units covered by the policy, without naming them, and as agent for their mortgagees, without naming them. The Unit Owners and their mortgagees shall be deemed additional insureds.

               (d) Custody of Policies and Payment of Proceeds. All policies shall provide that payments for losses made by the insurer shall be paid to the Insurance

EXHIBIT 10.1

                    Trustee (if appointed), and all policies and endorsements thereto shall be deposited with the Insurance Trustee (if appointed).

               (e) Copies to Mortgagees. One copy of each insurance policy, or a certificate evidencing such policy, and all endorsements thereto, shall be furnished by the Association upon request to each Institutional First Mortgagee who holds a mortgage upon a Unit covered by the policy. Copies or certificates shall be furnished not less than ten (10) days prior to the beginning of the term of the policy, or not less than ten
                    (10) days prior to the expiration of each preceding policy that is being renewed or replaced, as appropriate.

               (f) Personal Property and Liability. Except as specifically provided herein or by the Act, the Association shall not be responsible to Unit Owners to obtain insurance coverage upon the property lying within the boundaries of their Unit, including, but not limited to, their personal property, and for their personal liability and living expense and for any other risks not otherwise insured in accordance herewith.

          14.2 Coverage. The Association shall use its best efforts to maintain insurance covering the following:

               (a) Casualty. The Building (including the Common Elements and all fixtures, installations or additions comprising that part of the Building within the boundaries of the Units and required by the Act to be insured under the Association's Policies), but excluding all furniture, furnishings, floor coverings, wall coverings and ceiling coverings or other personal property owned, supplied or installed by Unit Owners and also excluding hurricane shutters, Unit floor coverings, wall coverings, or ceiling coverings and the following equipment if it is located within a Unit and such equipment as the Unit Owner or the Owner of Unit C-3 is required to repair or replace, electrical fixtures, appliances, air conditioner or heating equipment, water heaters, built-in cabinets, personal property, fixtures, appliances or equipment permitted to be excluded from the Condominium's insurance policy pursuant to the Act, as same may be amended or renumbered from time to time and all improvements located on the Common Elements from time to time, together with all fixtures, building service equipment, personal property and supplies constituting the Common Elements or owned by the Association (collectively, the "Insured Property"), shall be insured in an amount not less than 100% of the full insurable replacement value thereof, excluding foundation and excavation costs. Such policies may contain reasonable deductible provisions as determined by the Board of Directors of the Association. Such coverage shall afford protection against:

                    (i) Loss or Damage by Fire and Other Hazards covered by a standard extended coverage endorsement; and

EXHIBIT 10.1

                    (ii) Such Other Risk as from time to time are customarily
                         covered with respect to buildings and improvements similar to the Insured Property in construction, location and use, including, but not limited to, vandalism and malicious mischief.

               (b) Liability. Comprehensive general public liability and automobile liability insurance covering loss or damage resulting from accidents or occurrences on or about or in connection with the Insured Property or adjoining driveways and walkways, or any work, matters or things related to the Insured Property, with such coverage as shall be required by the Board of Directors of the Association, but with combined single limit liability of not less than $1,000,000 for each accident or occurrence, $300,000 per person and $100,000 property damage, and with a cross liability endorsement to cover liabilities of the Unit Owners as a group to any Unit Owner, and vice versa.

               (c) Worker's Compensation and other mandatory insurance, when applicable.

               (d) Flood Insurance if required by the Primary Institutional First Mortgagee or if the Association so elects.

               (e) Fidelity Insurance. The Association shall obtain and maintain adequate fidelity bonding of all persons who control or disburse funds of the Association in an amount not less than the minimum sum required by the Act.

               (f) Association Property. Appropriate additional policy provisions, policies or endorsements extending the applicable portions of the coverage described above to all Association Property, where such coverage is available.

               (g) Such Other Insurance as the Board of Directors of the Association shall determine from time to time to be desirable.

               When appropriate and obtainable, each of the foregoing policies shall waive the insurer's right to: (i) subrogation against the Association and against the Unit Owners individually and as a group, (ii) pay only a fraction of any loss in the event of co-insurance or if other insurance carriers have issued coverage upon the same risk, and (iii) avoid liability for a loss that is caused by an act of the Board of Directors of the Association, a member of the Board of Directors of the Association, one or more Unit Owners or as a result of contractual undertakings. Additionally, each policy shall provide that any insurance trust agreement will be recognized, that the insurance provided shall not be prejudiced by any act or omissions of an individual Unit Owner that are not under the control of the Association, and that the policy shall be primary, even if a Unit Owner has other insurance that covers the same loss.

EXHIBIT 10.1

          14.3 Additional Provisions. All policies of physical damage insurance shall provide that such policies may not be cancelled or substantially modified without at least thirty (30) days prior written notice of all of the named insureds, including all mortgagees of Units. Prior to obtaining any policy of casualty insurance or any renewal thereof, the Board of Directors shall obtain an appraisal from a fire insurance company, or other competent appraiser, of the full insurable replacement value of the insured property (exclusive of foundations), without deduction for depreciation, for the purpose of determining the amount of insurance to be effected pursuant to this Section.

          14.4 Premiums. Premiums upon insurance policies purchased by the Association shall be paid by the Association as a Common Expense. Premiums may be financed in such manner as the Board of Directors deems appropriate.

          14.5 Unit Owner Coverage. Each Unit Owner shall obtain and maintain at all times, individual casualty and general liability policies insuring the property lying within the boundaries of their Unit and for their personal liability arising in the use of their own Unit and other areas of the Common Elements for which they have exclusive use. Each Unit Owner shall provide the Association with a copy of a binder, a policy or other proof satisfactory to the Association of said insurance coverage.

          14.6 Insurance Trustee, Share of Proceeds. All insurance policies obtained by or on behalf of the Association shall be for the benefit of the Association, the Unit Owners and their mortgagees, as their respective interests may appear, and shall provide that all proceeds covering property losses shall be paid to the Association or to the Insurance Trustee (if one exists) which may, but need not, be designated by the Board of Directors. References herein to the Insurance Trustee shall be deemed to apply to the Board of Directors if it elects to serve such functions pursuant to Section 14.12 hereof. The Insurance Trustee shall not be liable for payment of premiums, nor for the renewal or the sufficiency of policies, nor for the failure to collect any insurance proceeds. The duty of the Insurance Trustee shall be to receive such proceeds as are paid and to hold the same in trust for the purposes elsewhere stated herein, and for the benefit of the Unit Owners and their respective mortgagees in the following shares, but such shares need not be set forth on the records of the Insurance Trustee:

               (a) Insured Property. Proceeds on account of damage to the Insured Property shall be held in undivided shares for each Unit Owner, such shares being the same as the undivided shares in the Common Elements appurtenant to each Unit, provided that if the Insured Property so damaged includes property lying within the boundaries of specific Units, that portion of the proceeds allocable to such property shall be held as if that portion of the Insured Property were Optional Property as described in paragraph (b) below.

EXHIBIT 10.1

               (b) Optional Property. Proceeds on account of damage solely to Units and/or certain portions or all of the contents thereof not included in the Insured Property (all as determined by the Association in its sole discretion) (collectively, the "Optional Property"), if any is collected by reason of optional insurance which the Association elects to carry thereon (as contemplated herein), shall be held for the benefit of Owners of Units or other portions of the Optional Property damaged in proportion to the cost of repairing the damage suffered by each such affected Owner, which cost and allocation shall be determined in the sole discretion of the Association.

               (c) Mortgagees. No mortgagee shall have any right to determine or participate in the determination as to whether or not any damaged property shall be reconstructed or repaired, and no mortgagee shall have any right to apply or have applied to the reduction of a mortgage debt any insurance proceeds, except for actual distributions thereof made to the Unit Owner and mortgagee pursuant to the provisions of this Declaration.

          14.7 Distribution of Proceeds. Proceeds of insurance policies received by the Insurance Trustee shall be distributed to or for the benefit of the beneficial Owners thereof in the following manner:

               (a) Expenses of the Trust. All expenses of the Insurance Trustee shall be first paid or provision shall be made therefor.

               (b) Reconstruction or Repair. If the damaged property for which the proceeds are paid is to be repaired or reconstructed, the remaining proceeds shall be paid to defray the cost thereof as elsewhere provided herein. Any proceeds remaining after defraying such costs shall be distributed to the beneficial Owners thereof, remittances to Unit Owners and their mortgagees being payable jointly to them.

               (c) Failure to Reconstruct or Repair. If it is determined in the manner elsewhere provided that the damaged property for which the proceeds are paid shall not be reconstructed or repaired the remaining proceeds shall be allocated among the beneficial Owners as provided in subsection 14.6 above, and distributed first to all mortgagees in an amount sufficient to pay off their mortgages, and the balance, if any, to the beneficial Owners.

               (d) Certificate. In making distributions to Unit Owners and their mortgagees, the Insurance Trustee (if appointed) may rely upon a certificate of the Association made by its President and Secretary as to the names of the Unit Owners and their mortgagees and their respective shares of the distribution.

          14.8 Damage Not Covered. The cost to repair any damage caused to a Common Element or other property owned by the Association by a Unit Owner or the cost

EXHIBIT 10.1

               to repair any damage to a Unit by a Unit Owner which is not covered by insurance shall be the responsibility of and shall be paid by said Unit Owner. The cost of any damage to a Unit not covered by insurance caused from a source outside the Unit, which source of damage is under the control and management of the Association, and said damage is through no negligence on the part of the Association, shall be borne by the Unit Owner sustaining the damage.

          14.9 Association as Agent. The Association is hereby irrevocably appointed as agent and attorney in fact for each Unit Owner and for each owner of a mortgage or other lien upon a Unit and for each owner of any other interest in the Condominium Property to adjust all claims arising under insurance policies purchased by the Association and to execute and deliver releases upon the payment of claims.

          14.10 Unit Owner's Personal Coverage. The term Insured Property shall not include any Unit and the insurance purchased by the Association shall not cover claims against an Owner due to accidents occurring within his Unit, nor casualty to a Unit, nor theft loss to the contents of an Owner's Unit.

          14.11 Benefit of Mortgagees. Certain provisions in this Section 14 entitled "Insurance" are for the benefit of mortgagees of Units and may be enforced by such mortgagees.

          14.12 Insurance Trustee, Optional. The Board of Directors of the Association shall have the option in its discretion to appoint an Insurance Trustee hereunder. If the Association fails or elects not to appoint such Insurance Trustee, the Association will perform directly all obligations imposed upon such Insurance Trustee by this Declaration. Fees and expenses of any Insurance Trustee are Common Expenses.

     15.  Reconstruction or Repair After Fire or Other Casualty.

          15.1 Determination to Reconstruct or Repair. Subject to the immediately following paragraph, in the event of damage to or destruction of the Insured Property (and the Optional Property, if insurance has been obtained by the Association with respect thereto) as a result of fire or other casualty, the Board of Directors shall arrange for the prompt repair and restoration of the Insured Property (and the Optional Property, if insurance has been obtained by the Association with respect thereto), and the Insurance Trustee (if appointed) shall disburse the proceeds of all insurance policies to the contractors engaged in such repair and restoration in appropriate progress payments.

               If 75% or more of the Insured Property (and the Optional Property, if insurance has been obtained by the Association with respect thereto) is substantially damaged or destroyed and if Unit Owners owning 80% of the applicable interests in the Common Elements duly and promptly resolve not to proceed with the repair or restoration thereof and at least 51% of Institutional First Mortgagees approve such resolution, the Condominium Property will not be repaired and shall

EXHIBIT 10.1

               be subject to an action for partition instituted by the Association, any Unit Owner, mortgagee or lienor, as if the Condominium Property were owned in common, in which event the net proceeds of insurance resulting from such damage or destruction shall be divided among all the Unit Owners in proportion to their respective interests in the Common Elements (with respect to proceeds held for damage to the Insured Property other than that portion of the Insured Property lying within the boundaries of the Unit), and among affected Unit Owners in proportion to the damage suffered by each such affected Unit Owner, as determined in the sole discretion of the Association (with respect to proceeds held for damage to the Optional Property, if any, and/or that portion of the Insured Property lying within the boundaries of the Unit); provided, however, that no payment shall be made to a Unit Owner until there has first been paid off out of his share of such fund all mortgages and liens on his Unit in the order of priority of such mortgages and liens.

               Whenever in this Section the words "promptly repair" are used, it shall mean that repairs are to begin not more than sixty (60) days from the date the Insurance Trustee (if appointed) notifies the Board of Directors and Unit Owners that it holds proceeds of insurance on account of such damage or destruction sufficient to pay the estimated cost of such work, or not more than ninety (90) days after the Insurance Trustee (if appointed) notifies the Board of Directors and the Unit Owners that such proceeds of insurance are insufficient to pay the estimated costs of such work. The Insurance Trustee (if appointed) may rely upon a certificate from the Association made by its President and Secretary to determine whether or not the damaged property is to be reconstructed or repaired.

          15.2 Plans and Specifications. Any reconstruction or repair must be made substantially in accordance with the plans and specifications for the original improvements and then applicable building and other codes; or if not, then in accordance with the plans and specifications approved by the Board of Directors of the Association and then applicable building and other codes, and if the damaged property which is to be altered is the Building or the Optional Property, by the Owners of not less than 80% of the applicable interests in the Common Elements, as well as the Owners of all Units and other portions of the Optional Property (and their respective mortgagees) the plans for which are to be altered.

          15.3 Special Responsibilities.

               (a) Special Responsibility. If the damage is only to those parts of the Optional Property for which the responsibility of maintenance and repair is that of the respective Unit Owner, then the Unit Owner shall be responsible for all necessary reconstruction and repair, which shall be effected promptly and in accordance with guidelines' established by the Board of Directors (unless insurance proceeds are held by the Association with respect thereto by reason of the purchase of optional insurance thereon, in which case the Association shall have the responsibility to reconstruct and repair the damaged Optional Property, provided the

EXHIBIT 10.1

                    respective Unit Owner shall be individually responsible for any amount by which the cost of such repair or reconstruction exceeds the insurance proceeds held for such repair or reconstruction on a Unit by Unit basis, as determined in the sole discretion of the Association). In all other instances, the responsibility for all necessary reconstruction and repair shall be that of the Association.

               (b) Disbursement. The proceeds of insurance collected on account of a casualty, and the sums collected from Unit Owners on account of such casualty, shall constitute a construction fund which shall be disbursed in payment of the costs of reconstruction and repair in the following manner and order:

                    (i) Association - Lesser Damage. If the amount of the estimated costs of reconstruction and repair which are the responsibility of the Association is less than $100,000, then the construction fund shall be disbursed in payment of such costs upon the order of the Board of Directors of the Association; provided, however, that upon request to the Insurance Trustee (if appointed) by an Institutional First Mortgagee which is a beneficiary of an insurance policy, the proceeds of which are included in the construction fund, such fund shall be disbursed in the manner provided below for the reconstruction and repair of major damage.

                    (ii) Association - Major Damage. If the amount of the
                         estimated costs of reconstruction and repair which are the responsibility of the Association is more than $100,000, then the construction fund shall be disbursed in payment of such costs in the manner contemplated by subparagraph (i) above, but then only upon the further approval of an architect qualified to practice in Florida and employed by the Association to supervise the work.

                    (iii) Unit Owner. If there is a balance of insurance
                         proceeds payment of all costs of reconstruction and repair that are the responsibility of the Association, this balance may be used by the Association to effect repairs to the Optional Property (if not insured or if under-insured), or may be distributed to Owners of the Optional Property who have the responsibility for reconstruction and repair thereof. The distribution shall be in the proportion that the estimated cost of reconstruction and repair of such damage to each affected Unit Owner bears to the total of such estimated costs to all affected Unit Owners, as determined by the Board; provided, however, that no Unit Owner shall be paid an amount in excess of the estimated costs of repair for his portion of the Optional Property. All proceeds must be used to effect repairs to the Optional Property, and if insufficient to complete such repairs, the Owners shall pay the deficit with respect to their portion of the Optional Property

EXHIBIT 10.1

                         and shall promptly effect the repairs. Any balance remaining after such repairs have been effected shall be distributed to the affected Unit Owners and their mortgagees jointly as elsewhere herein contemplated.

                    (iv) Surplus. It shall be presumed that the first monies
                         disbursed in payment of costs of reconstruction and repair shall be from insurance proceeds. If there is a balance in a construction fund after payment of all costs relating to the reconstruction and repair for which the fund is established, such balance shall be distributed to the beneficial Owners of the fund in the manner elsewhere stated; except, however, that that part of a distribution to an Owner which is not in excess of Assessments paid by such Owner into the construction fund shall not be made payable jointly to any mortgagee.

                    (v) Certificate. Notwithstanding the provisions herein, the Insurance Trustee (if appointed) shall not be required to determine whether or not sums paid by Unit Owners upon Assessments shall be deposited by the Association with the Insurance Trustee (if appointed), nor to determine whether the disbursements from the construction fund are to be made upon the order of the Association alone or upon the additional approval of an architect or otherwise, nor whether a disbursement is to be made from the construction fund, nor to determine whether surplus funds to be distributed are less than the Assessments paid by Owners, nor to determine the payees nor the amounts to be paid. The Insurance Trustee (if appointed) may rely upon a certificate of the Association, made by its President and Secretary, as to any or all of such matters and stating that the sums to be paid are due and properly payable, and stating the names of the payees and the amounts to be paid.

     15.4 Assessments. If the proceeds of the insurance are not sufficient to defray the estimated costs of reconstruction and repair to be effected by the Association, or if at any time during reconstruction and repair, or upon completion of reconstruction and repair, the funds for the payment of the costs of reconstruction and repair are insufficient, Assessments shall be made against the Unit Owners in sufficient amounts to provide funds for the payment of such costs. Such Assessments on account of damage to the Insured Property shall be in proportion to all of the Owners' respective shares in the Common Elements. Costs on account of damage to the Optional Property shall be charged to each Owner in proportion to the cost of repairing the damage suffered by each Owner thereof, as determined by the Association.

     15.5 Benefit of Mortgagees. Certain provisions in this Section 15 are for the benefit of mortgagees of Units and may be enforced by any of them.

EXHIBIT 10.1

     16.  Condemnation.

     16.1 Deposit of Awards with Insurance Trustee. The taking of portions of the Condominium Property by the exercise of the power of eminent domain shall be deemed to be a casualty, and the awards for that taking shall be deemed to be proceeds from insurance on account of the casualty and shall be deposited with the Insurance Trustee (if appointed). Even though the awards may be payable to Unit Owners, the Unit Owners shall deposit the awards with the Insurance Trustee (if appointed); and in the event of failure to do so, in the discretion of the Board of Directors of the Association, a special charge shall be made against a defaulting Unit Owner in the amount of his award, or the amount of that award shall be set off against the sums hereafter made payable to that Unit Owner.

     16.2 Determination Whether to Continue Condominium. Whether the Condominium will be continued after condemnation will be determined in the manner provided for determining whether damaged property will be reconstructed and repaired after casualty. For this purpose, the taking by eminent domain also shall be deemed to be a casualty.

     16.3 Disbursement of Funds. If the Condominium is terminated after condemnation, the proceeds of the awards and special Assessments will be deemed to be insurance proceeds and shall be owned and distributed in the manner provided with respect to the ownership and distribution of insurance proceeds if the Condominium is terminated after a casualty. If the Condominium is not terminated after condemnation, the size of the Condominium will be reduced and the property damaged by the taking will be made usable in the manner provided below. The proceeds of the awards and special Assessments shall be used for these purposes and shall be disbursed in the manner provided for disbursement of funds by the Insurance Trustee (if appointed) after a casualty, or as elsewhere in this Section 16 specifically provided.

     16.4 Unit Reduced But Habitable. If the taking reduces the size of a Unit and the remaining portion of the Unit can be made habitable (in the sole opinion and discretion of the Association), the award for the taking of a portion of the Unit shall be used for the following purposes in the order stated and the following changes shall be made to the Condominium:

               (a) Restoration of the Unit. The Unit shall be made habitable. If the cost of the restoration exceeds the amount of the award, the additional funds required shall be charged against the Owner of the Unit. The Association shall have the right to collect and enforce such costs and charges as elsewhere provided in accordance with this Declaration, pursuant to subsection 19.2 and applicable law.

               (b) Distribution of Surplus. The balance of the award in respect of the Unit, if any, shall be distributed to the Owner of the Unit and to each mortgagee of

EXHIBIT 10.1

                    the Unit, the remittance being made payable jointly to the Owner and such mortgagees.

               (c) Adjustment of Shares in Common Elements. If the floor area of the Unit is reduced by the taking, the percentage representing the share in the Common Elements and of the Common Expenses and Common Surplus appurtenant to the Unit shall be reduced by multiplying the percentage of the applicable Unit prior to reduction by a fraction, the numerator of which shall be the area in square feet of the Unit after the taking and the denominator of which shall be the area in square feet of the Unit before the taking. The shares of all Unit Owners in the Common Elements, Common Expenses and Common Surplus shall be restated as follows:

                    (i) add the total of all percentages of all Units after reduction as aforesaid (the "Remaining Percentage Balance"); and

                    (ii) divide each percentage for each Unit after reduction as aforesaid by the Remaining Percentage Balance.

                    The result of such division for each Unit shall be the adjusted percentage for such Unit.

     16.5 Unit Made Uninhabitable. If the taking is of the entire Unit or so reduces the size of a Unit that it cannot be made habitable (in the sole opinion and discretion of the Association), the award of the taking of the Unit shall be used for the following purposes in the order stated and the following changes shall be made to the Condominium Property:

               (a) Payment of Award. The awards shall be paid first to the applicable Institutional First Mortgagees in amounts sufficient to pay off their mortgages in connection with each Unit which is not so habitable; second, to the Association for any due and unpaid Assessments; third, jointly to the affected Unit Owners and other mortgagees of their Units. In no event shall the total of such distributions in respect to a specific Unit exceed the market value of such Unit immediately prior to the taking. The balance, if any, shall be applied to repairing and replacing the Common Elements.

               (b) Addition to Common Elements. The remaining portion of the Unit, if any, shall become part of the Common Elements and shall be placed in a condition allowing, to the extent possible, for use by all of the Unit Owners in the manner approved by the Board of Directors of the Association; provided that if the cost of the work therefor shall exceed the balance of the funds from the award for the taking, such work shall be approved in the manner elsewhere required for capital improvements to the Common Elements.

EXHIBIT 10.1

               (c) Adjustment of Shares. The shares in the Common Elements, Common Expenses and Common Surplus appurtenant to the Units that continue as part of the Condominium shall be adjusted to distribute the shares in the Common Elements, Common Expenses and Common Surplus among the reduced number of Unit Owners (and among reduced Units). This shall be effected by restating the shares of continuing Unit Owners as follows:

                    (i) add the total of all percentages of all Units of continuing Owners prior to this adjustment, but after any adjustments made necessary by subsection 16.4(c) hereof (the "Percentage Balance"); and

                    (ii) divide the percentage of each Unit of a continuing Owner prior to this adjustment, but after any adjustments made necessary by subsection 16.4(c) hereof, by the Percentage Balance.

                           The result of such division for each Unit shall be the adjusted percentage for such Unit.

               (d) Assessments. If the balance of the award (after payments to the Unit Owner and such owner's mortgagees as above provided) for the taking is not sufficient to alter the remaining portion of the Unit for use as a part of the Common Elements, the additional funds required for such purposes shall be raised by Assessments against all of the Unit Owners who will continue as Owners of Units after the changes in the Condominium effected by the taking. The Assessments shall be made in proportion to the applicable percentage shares of those owners after all adjustments to such shares effected pursuant hereto by reason of the taking.

               (e) Arbitration. If the market value of a Unit prior to the taking cannot be determined by agreement between the Unit Owner, mortgagees of the Unit, and the Association within thirty (30) days after notice of a dispute by any affected party, such value shall be determined by arbitration in accordance with the then existing rules of the American Arbitration Association, except that the arbitrators shall be two appraisers appointed by the American Arbitration Association who shall base their determination upon an average of their appraisals of the Unit. A judgment upon the decision rendered by the arbitrators may be entered in any court of competent jurisdiction in accordance with the Florida Arbitration Code. The cost of arbitration proceedings shall be assessed against all Unit Owners, including Owners who will not continue after the taking, in proportion to the applicable percentage shares of such Owners as they exist prior to the adjustments to such shares effected pursuant hereto by reason of the taking.

     16.6 Taking of Common Elements. Awards for the taking of Common Elements shall be used to render the remaining portion of the Common Elements usable in the manner approved by the Board of Directors of the Association; provided, that if

EXHIBIT 10.1

               the cost of such work shall exceed the balance of the funds from the awards for the taking, the work shall be approved in the manner elsewhere required for capital improvements to the Common Elements. The balance of the awards for the taking of Common Elements, if any, shall be distributed to the Unit Owners in the shares in which they own the Common Elements after adjustments to these shares are effected pursuant hereto by reason of the taking. If there is a mortgage on a Unit, the distribution shall be paid jointly to the Owner and the mortgagees of the Unit.

     16.7 Amendment of Declaration. The changes in Units, in the Common Elements, in the ownership of the Common Elements, and in the share of the Common Expenses and Common Surplus that are effected by the taking shall be evidenced by an amendment to this Declaration of Condominium that is only required to be approved by, and executed upon the direction of, a majority of all Directors of the Association.

17. Occupancy and Use Restrictions. In order to provide for congenial occupancy and use of the Condominium Property, for the protection of the values of the Units, and in recognition of use of property as a hotel, the use of the Condominium Property shall be restricted to and shall be in accordance with the following provisions:

     17.1      Residential Units and Commercial Unit(s).

               (a) Residential Units. Residential Units may be only used for transient purposes as set forth within the Rental Pool Agreement and in accordance with all applicable county and state codes.

               (b) Commercial Units. The Commercial Units may only be occupied and/or used for such commercial usage as is permitted by municipal, county and state codes.

                    Developer makes no guarantee, warranty or representation as to the use of the Commercial Units. Furthermore, the Developer makes no representation or guarantee that the Commercial Units will be used for any particular purpose or to provide any services or amenities to the Unit Owners. The Developer and its successors and assigns and subsequent Owners of the Commercial Units shall have the right to operate, occupy, lease or rent for its own behalf all or any portion of said Commercial Units to one (1) or more persons and/or entities for the purpose of providing commercial services to the Unit Owners, as well as to the general public.

                    The rights of Residential Unit Owners to use Unit C-3 shall be limited to the extent granted in, and subject to the restrictions of, Section 3.3(d), and the obligation for payment of the assessments as set forth in Section 12. It is contemplated (but without creating an obligation whatsoever) that in addition to use as a typical hallway for pedestrian passage, the Unit C-3 will be utilized by the Owner of Unit C-3 in such a manner as to provide

EXHIBIT 10.1

                    hotel features for the condominium, which may include (again without obligation, and without limitation) housekeeping, leasing and transient rental services and reservation services, room service, personal services, etc.

                    The provisions of this subsection 17.1 shall not be amended without the affirmative vote of not less than 66-2/3% of the Residential Unit Owners and not less than 100% of the Commercial Unit Owners.

     17.2 Children. Children shall be permitted to reside in the Residential Units, subject to the provisions of subsection 17.1 above.

     17.3 Pets. Neither tenants, guests of Owners nor Owners are permitted to maintain pets on the Condominium Property. No reptiles or wildlife shall be kept in or on the Condominium Property (including Units). Without limiting the generality of Section 19 hereof, violation of the provisions of this subsection shall entitle the Association to all of its rights and remedies, including, but not limited to, the right to fine Unit Owners (as provided in any applicable rules and regulations) and/or to require, through order of the Board, any pet to be permanently removed from the Condominium Property.

     17.4 Hotel Related Service. The Owner of Unit C-3 shall have the exclusive right (but not the obligation) to provide hotel and/or transient rental services, including, but not limited to, solicitation and/or provision of housekeeping, personal services (i.e., massage, personal training, dry cleaning, etc.) and/or food and beverage service, to the Condominium Property and the Unit Owners. No amendment to this Declaration or rule of the Association shall be adopted to impair or abridge the rights herein granted without an affirmative vote of not less than 75% of the voting interests of the Residential Unit Owners and 100% of the voting interests of the Commercial Unit Owners.

     17.5 Alterations. Without limiting the generality of subsection 9.1 hereof and except as otherwise provided in this Declaration, no Unit Owner shall cause or allow improvements or changes to any Residential Unit, Unit C-3 or Common Elements, including, but not limited to, painting or other decorating of any nature, installing any electrical wiring, television antenna, machinery, pools, whirlpools or saunas or air-conditioning Units or in any manner changing the appearance of any portion of the Building. Curtains, drapes or other window coverings (or linings thereof) which face the exterior windows or glass doors of Units shall be white or off-white in color and shall be subject to disapproval by the Owner of Unit C-3 and the Association, in which case they shall be removed and replaced with acceptable items.

     17.6 Nuisances. No nuisances (as defined by the Association) shall be allowed on the Condominium Property, nor shall any use or practice be allowed which is a source of annoyance to residents or occupants of Units or which interferes with the peaceful possession or proper use of the Condominium Property by its residents

EXHIBIT 10.1

               or occupants. No activity specifically permitted by this Declaration, including, without limitation, activities or businesses conducted in the Commercial Units, shall be deemed a nuisance.

     17.7 No Improper Uses. No improper, offensive, hazardous or unlawful use shall be made of the Condominium Property or any part thereof, and all valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction thereover shall be observed. Violations of laws, orders, rules, regulations or requirements of any governmental agency having jurisdiction thereover, relating to any portion of the Condominium Property, shall be corrected by, and at the sole expense of, the party obligated to maintain or repair such portion of the Condominium Property, as elsewhere herein set forth. Notwithstanding the foregoing and any provisions of this Declaration, the Articles of Incorporation or Bylaws, the Association shall not be liable to any person(s) for its failure to enforce the provisions of this subsection 17.8.

     17.8 Leases. It is intended that the Residential Units may be used for transient and/or hotel rentals. As such, leasing of Residential Units or portions thereof shall only be subject to the terms and conditions contained within the Rental Pool Agreement unless expressly provided herein. Each tenant or occupant shall comply with the covenants, terms, conditions and restrictions of this Declaration (and all Exhibits hereto), and with any and all rules and regulations adopted by the Association from time to time. The Residential Unit Owner will be jointly and severally liable with the tenant to the Association and/or the Owner of Unit C-3 for any amount which is required by the Association and/or the Owner of Unit C-3 to repair any damage to the Common Elements and/or Unit C-3 resulting from any acts or omissions of the tenant (as determined in the sole discretion of the Association and/or the Owner of Unit C-3) and to pay any claim for injury or damage to property caused by the negligence of the tenant and special charges may be levied against the Residential Unit therefor. All tenancies are hereby made subordinate to any lien filed by the Association, whether prior or subsequent to such lease. Notwithstanding the foregoing, there shall be no minimum lease term for the rental of Residential Units, nor shall there be a maximum number of times that a Residential Unit may be leased. By this provision, it is expressly understood and agreed that transient rental of Residential Units is expressly authorized and permitted. There shall be no amendment to this Section 17.9, or to any other provision of the Declaration which shall impair the rights established in this Section 17.9, without the prior approval of 75% of the entire voting interests of the Residential Unit Owners and 100% of the entire voting interests of the Commercial Unit Owners.

     17.9 Exterior Improvements Landscaping. Without limiting the generality of subsections 9.1 or 17.4 hereof, no Unit Owner shall cause anything to be affixed or attached to, hung, displayed or placed on the exterior walls, doors, balconies or windows of the Building (including, but not limited to, awnings, signs, screens, window tinting, furniture, fixtures and equipment), without the prior written consent of the Association and the Owner of Unit C-3.

EXHIBIT 10.1

     17.10 Effects on Developer; Association. The restrictions and limitations set forth in this Section 17, other then subsections
               17.3 and 17.8, shall not apply to the Developer, the Owner of Unit C-3 nor to Units owned by or leased to the Developer.

18. Selling, Transferring and Mortgaging of Unit. The following shall apply to all sales, transfers and mortgages of Units:

     18.1 Sales. There shall be no restriction on the right of any Residential Unit Owner to sell, convey, or transfer his Residential Unit. However, all sales, conveyances or transfers of any Residential Unit shall be subject to the terms and conditions of the Rental Pool Agreement. Every new Residential Unit Owner will be required to execute the Rental Pool Agreement when title is transferred to such new Residential Unit Owner. Additionally, every new Residential Unit Owner must notify the Association of his purchase or acquisition of the Residential Unit by providing the Association with a copy of the deed where the Residential Unit Owner acquired title to his Residential Unit. Any deed or conveyance to a new Residential Unit Owner shall automatically be deemed to provide that the acceptance thereof by the grantee shall constitute an assumption of the provisions of the Declaration, the Bylaws, the Articles of Incorporation, applicable rules and regulations, and all other agreements, documents or instruments affecting the Condominium Property, as the same may be amended from time to time.

     18.2      No Severance of Ownership. Subject to the provisions of Section
               17.8 of this Declaration, no part of the Common Elements may be sold, conveyed or otherwise disposed of, except as an appurtenance to the Unit in connection with a sale, conveyance or other disposition of the Unit to which such interest is appurtenant, and any sale, conveyance or other disposition of a Unit shall be deemed to include that Unit's appurtenant interest in the Common Elements.

     18.3 Gifts and Devises, etc. Any Unit Owner shall be free to convey or transfer his Unit by gift, to devise his Unit by will, or to have his Unit pass by intestacy, without restriction; provided, however, that each succeeding Unit Owner shall be bound by, and his Unit subject to, the provisions of this Section 18.

     18.4 Mortgage of Units. Each Unit Owner shall have the right to mortgage his Unit without restriction.

19. Compliance and Default. Each Unit Owner, every occupant of a Unit, any and all tenants, other invitees of a Unit Owner, and the Association shall be governed by and shall comply with the terms of this Declaration and all exhibits annexed hereto, and the rules and regulations adopted pursuant to those documents, as the same may be amended from time to time. The Association (and Unit Owners, if appropriate) shall be entitled to the following relief in addition to the remedies provided by the Act and referenced in Section 24:

EXHIBIT 10.1

     19.1 Negligence. A Unit Owner shall be liable for the expense of any maintenance, repair or replacement made necessary by his negligence or by that of any member of his family or his or their guests, employees, agents or lessees, but only to the extent such expense is not met by the proceeds of insurance actually collected in respect of such negligence by the Association.

     19.2 Compliance. In the event a Unit Owner or occupant fails to maintain a Unit or fails to cause such Unit to be maintained, or fails to observe and perform all of the provisions of the Declaration, the Bylaws, the Articles of Incorporation of the Association, applicable rules and regulations, or any other agreement, document or instrument affecting the Condominium Property, in the manner required, the Association shall have the right to proceed in law or equity to require performance and/or compliance, to impose any applicable fines, to sue in a court of law for damages, to make a special charge against the Unit Owner and the Unit for the sums necessary to do whatever work is required to put the Unit Owner or Unit in compliance, and to hire an attorney to make a charge against the Unit Owner and Unit for the costs of such reasonable attorneys' fees incurred in requiring performance and/or compliance of the Unit Owner. In addition, the Association has the irrevocable right of access to each Unit during reasonable hours, when necessary, for the maintenance, repair, or replacement of any Common Elements or of any portion of a Unit to be maintained by the Association pursuant to the Declaration or as necessary to prevent damage to the Common Elements or to a Unit or Units.

     19.3 Fines. In the event a Unit Owner or occupant fails to observe and perform all of the provisions of the Declaration, the Bylaws, the Articles of Incorporation of the Association, applicable rules and regulations, or any other agreement, document or instrument affecting the Condominium Property in the manner required, the Association shall have the right to impose a fine against the Unit Owner and the Unit. The amount of any fine shall be determined by the Board of Directors of the Association, but in any event shall not exceed any maximum amount permitted by the Act, as such Act may be amended from time to time. Any fine shall be imposed by written notice to the Unit Owner or tenant, signed by an officer of the Association, which shall state the amount of the fine, the violation for which the fine is imposed, and shall specifically state that the Unit Owner or tenant has the right to contest the fine by delivering written notice to the Association within fourteen (14) days after receipt of the notice imposing the fine. If the Unit Owner or tenant timely and properly objects to the fine, a committee of other Unit Owners ("Unit Owner Committee") appointed by the Board of Directors of the Association for the purpose of conducting these types of hearings shall conduct a hearing within thirty (30) days after receipt of the Unit Owner's or tenant's objection, and shall give the Unit Owner or tenant not less than fourteen (14) days written notice of the hearing date. Such notice shall include:

                    (i) A statement of the date, time and place of the hearing;

EXHIBIT 10.1

                    (ii) A statement of the provisions of the Declaration, Association Bylaws, or Association rules which have allegedly been violated; and

                    (iii) A short and plain statement of the matters asserted by the Association.

               At the hearing, the Unit Owner Committee shall conduct a reasonable inquiry to determine whether the alleged violation in fact occurred and that the fine imposed is appropriate. The Unit Owner or tenant shall have the right to attend the hearing and to respond to any material considered by the Association and to produce evidence on his behalf and to provide written and oral argument on all issues involved and shall have an opportunity at the hearing to review, challenge and respond to any material considered by the Association. If the Unit Owner or tenant fails to attend the hearing, then the hearing will be deemed waived and the Unit Owner Committee may ratify the fine without further proceedings. At the hearing, the Unit Owner Committee shall ratify the fine or if the Unit Owner Committee does not agree with the fine, it may reduce or eliminate the fine and shall give the Unit Owner or tenant written notice of its decision. Any fine shall be due and payable within fourteen (14) days after written notice of the imposition of the fine, or if a hearing is timely requested within fourteen (14) days after written notice of the Unit Owner Committee's decision at the hearing. If any fine is levied against a tenant and is not paid within fourteen (14) days after same is due, the Association shall have the right to evict the tenant as hereinafter provided.

     19.4 Costs and Attorneys' Fees. In any proceeding arising because of an alleged failure of a Unit Owner or the Association to comply with the requirements of the Act, this Declaration, the exhibits annexed hereto, or the rules and regulations adopted pursuant to said documents, as the same may be amended from time to time, the prevailing party shall be entitled to recover the costs of the proceeding and reasonable attorneys' fees (including appellate attorneys' fees).

     19.5 No Waiver of Rights. The failure of the Association or any Unit Owner to enforce any covenant, restriction or other provision of the Act, this Declaration, the exhibits annexed hereto, or the rules and regulations adopted pursuant to said documents, as the same may be amended from time to time, shall not constitute a waiver of their right to do so thereafter.

20. Termination of Condominium. The Condominium shall continue until (i) terminated by casualty loss, condemnation or eminent domain, as more particularly provided in this Declaration, or (ii) such time as withdrawal of the Condominium Property from the provisions of the Act is authorized by consent of all of the Unit Owners owning all of the applicable interests in the Common Elements and by the written consent all of the holders of recorded liens affecting any of the Condominium Parcels. In the event such withdrawal is authorized as aforesaid, the Condominium Property shall be subject to an action for partition by any Unit Owner, mortgagee or lienor as if owned in common in which event

EXHIBIT 10.1

     the net proceeds of sale shall be divided among all Unit Owners in proportion to their respective interests in the Common Elements, provided, however, that no payment shall be made to a Unit Owner until there has first been paid off out of his share of such net proceeds all mortgages and liens on his Unit in the order of their priority. The termination of the Condominium, as aforesaid, shall be evidenced by a certificate of the Association executed by its President and Secretary, certifying as to the basis of the termination, and said certificate shall be recorded among the Public Records of Broward County, Florida.

     This Section may not be amended without the consent of the Primary Institutional First Mortgagee and of the Developer as long as it owns at least one (1) Unit.

21.  Additional Rights of Mortgagees and Others.

     21.1 Institutional First Mortgagees shall have the right, upon written request to the Association, to: (i) examine the Condominium documents and the Association's books and records; (ii) receive a copy of the Association's audited financial statement for the immediately preceding fiscal year, which audited financial statement must be available within sixty (60) days of the Association's fiscal year end; (iii) receive notices of and attend Association meetings; (iv) receive notice of any alleged default in any obligations hereunder by any Unit Owner, on whose Unit such Institutional First Mortgagee holds a mortgage, which is not cured within thirty (30) days of notice of default to the Unit Owner; and (v) receive notice of any substantial damage or loss to any portion of the Condominium Property.

     21.2 Any holder, insurer or guarantor of a mortgage on a Unit shall have, if first requested in writing, the right to timely written notice of (i) any condemnation or casualty loss affecting a material portion of the Condominium Property or the affected mortgaged Unit, (ii) a sixty (60) day delinquency in the payment of the Assessments on a mortgaged Unit, (iii) the occurrence of a lapse, cancellation or material modification of any insurance policy or fidelity bond maintained by the Association, (iv) any proposed termination of the Condominium, and (v) any proposed action which requires the consent of a specified number of mortgage holders.

     21.3 The approval, which approval shall not be unreasonably withheld, of not less than 51% of Institutional First Mortgagees shall be required to effect an amendment to the Declaration which alters, a provision relating to: (i) assessments and lien rights; (ii) insurance or fidelity bonds; (iii) maintenance responsibilities for the various portions of the Condominium Property; (iv) boundaries of any Unit; (v) convertibility of Units into Common Elements or Common Elements into Units except as set forth in
               Section 6.6 hereof; (vi) leasing of Units; (vii) restrictions on Owners' rights to sell or lease Units; and (vii) such other matters referred to in Section 6.5 hereof

22. Covenant Running With the Land. All provisions of this Declaration, the Articles, Bylaws and applicable rules and regulations of the Association shall, to the extent

EXHIBIT 10.1

     applicable and unless otherwise expressly herein or therein provided to the contrary, be perpetual and be construed to be covenants running with the Land and with every part thereof and interest therein, and all of the provisions hereof and thereof shall be binding upon and inure to the benefit of the Developer and subsequent owner(s) of the Land or any part thereof, or interest therein, and their respective heirs, personal representatives, successors and assigns, but the same are not intended to create nor shall they be construed as creating any rights in or for the benefit of the general public. All present and future Unit Owners, tenants and occupants of Units shall be subject to and shall comply with the provisions of this Declaration, the Articles, Bylaws and applicable rules and regulations, as they may be amended from time to time. The acceptance of a deed of conveyance, or the entering into of a lease, or the entering into occupancy of any Unit, shall constitute an adoption and ratification of the provisions of this Declaration, the Articles, Bylaws and applicable rules and regulations of the Association, as they may be amended from time to time, including, but not limited to, a ratification of any appointments of attorneys in fact contained herein.

23.  Additional Provisions.

     23.1 Notices. All notices to the Association required or desired hereunder or under the Bylaws of the Association shall be sent by certified mail (return receipt requested) or registered mail to the Association in care of its office at the Condominium, or to such other address as the Association may hereafter designate from time to time by notice in writing to all Unit Owners. Except as provided specifically in the Act, all notices to any Unit Owner shall be sent by first class mail to the condominium address of such Unit Owner, or such other address as may have been designated by him from time to time, in writing, to the Association. All notices to mortgagees of Units shall be sent by first class mail to their respective addresses, or such other address as may be designated by them from time to time, in writing to the Association. All notices shall be deemed to have been given when mailed in a postage prepaid sealed wrapper, except notices of a change of address, which shall be deemed to have been given when received, or five (5) business days after proper mailing, whichever shall first occur.

     23.2 Interpretation. The Board of Directors of the Association shall be responsible for interpreting the provisions hereof and of any of the Exhibits attached hereto. Such interpretation shall be binding upon all parties unless wholly unreasonable. An opinion of legal counsel that any interpretation adopted by the Association is not unreasonable shall conclusively establish the validity of such interpretation.

     23.3 Mortgagees. Anything herein to the contrary notwithstanding, the Association shall not be responsible to any mortgagee or lienor of any Unit hereunder, and may assume the Unit is free of any such mortgages or liens, unless written notice of the existence of such mortgage or lien is received by the Association.

     23.4 Exhibits. There is hereby incorporated in this Declaration all materials contained in the Exhibits annexed hereto, except that as to such Exhibits, any conflicting

EXHIBIT 10.1

               provisions set forth therein as to their amendment, modification, enforcement and other matters shall control over those hereof

     23.5 Signature of President and Secretary. Wherever the signature of the President of the Association is required hereunder, the signature of a vice-president may be substituted therefor, and wherever the signature of the Secretary of the Association is required hereunder, the signature of an assistant secretary may be substituted therefor, provided that the same person may not execute any single instrument on behalf of the Association in two separate capacities.

     23.6 Governing Law. Should any dispute or litigation arise between any of the parties whose rights or duties are affected or determined by this Declaration, the Exhibits annexed hereto or applicable rules and regulations adopted pursuant to such documents, as the same may be amended from time to time, said dispute or litigation shall be governed by the laws of the State of Florida.

     23.7 Severability. The invalidity in whole or in part of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provision of this Declaration, the Exhibits annexed hereto, or applicable rules and regulations adopted pursuant to such documents, as the same may be amended from time to time, shall not affect the validity of the remaining portions thereof which shall remain in full force and effect.

     23.8 Waiver. No provisions contained in this Declaration shall be deemed to have been waived by reason of any failure to enforce the same, without regard to the number of violations or breaches which may occur.

     23.9 Ratification. Each Unit Owner, by reason of having acquired ownership (whether by purchase, gift, operation of law or otherwise), and each occupant of a Unit, by reason of his occupancy, shall be deemed to have acknowledged and agreed that all of the provisions of this Declaration, the Articles and Bylaws of the Association, and applicable rules and regulations, are fair and reasonable in all material respects.

     23.10 Execution of Documents; Attorney-in-Fact. Without limiting the generality of other Sections of this Declaration and without such other Sections limiting the generality hereof, each Owner, by reason of the acceptance of a deed to such Owner's Unit, hereby agrees to execute, at the request of the Developer, all documents or consents which may be required by all governmental agencies to allow the Developer and its affiliates to complete the plan of development of the Land as such plan may be hereafter amended, and each such Owner further appoints hereby and thereby the Developer as such Owner's agent and attorney in fact to execute, on behalf and in the name of such Owner, any and all of such documents or consents. This power of attorney is irrevocable and coupled with an interest. The provisions of this subsection may not be amended without the consent of the Developer.

EXHIBIT 10.1

     23.11 Gender; Plurality. Wherever the context so permits, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be deemed to include all or no genders.

     23.12 Captions. The captions herein and in the Exhibits annexed hereto are inserted only as a matter of convenience and for ease of reference and in no way define or limit the scope of the particular document or any provision thereof.

     23.13 Access of Developer to Building and Units. For as long as Developer remains liable to the Condominium Association, under any warranty, whether statutory, express or implied, for any act or omission of Developer in the development, construction, sale and marketing of the Condominium Property, then Developer and its agents shall have the right, in Developer's sole discretion, and from time to time, to enter the Condominium Property for the purpose of inspecting, testing and surveying same, to determine the need for repairs, improvements or replacements, so as to permit Developer to fulfill its obligations under such warranties. Failure of the Association or of a Unit Owner to grant such access may result in the appropriate warranty being nullified and of no further force or effect.

     23.14 Parking Requirements. The City of Fort Lauderdale's applicable parking requirements shall be complied with at all times.

     23.15 Implied and Express Warranties. THE DEVELOPER EXPRESSLY DISCLAIMS ALL IMPLIED AND EXPRESS WARRANTIES WITH REGARD TO ANY ASPECT OF THIS CONDOMINIUM, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THOSE IMPLIED WARRANTIES PERTAINING TO THE DEVELOPER AS REQUIRED UNDER FLORIDA STATUTES
               SECTION 718.203.

24.  Mandatory Nonbinding Arbitration of Disputes.

               (a) Prior to the institution of court litigation, the parties to a dispute, as further defined herein, shall petition the Division of Florida Land Sales, Condominiums and Mobile Homes of the Department of Business and Professional Regulation (the "Division") for nonbinding arbitration. Arbitration shall be conducted according to rules promulgated by the Division. The filing of a petition for arbitration shall toll the applicable statute of limitations. For purposes of this Section 24, a dispute shall be as defined pursuant to Florida Statute Section 718.1255, as amended from time to time.

               (b) At the request of any party to the arbitration, such arbitrator shall issue subpoenas for the attendance of witnesses and the production of books, records, documents, and other evidence and any party on whose behalf a subpoena is issued may apply to the court for orders compelling such

EXHIBIT 10.1

                    attendance and production. Subpoenas shall be served and shall be enforceable in the manner provided by the Florida Rules of Civil Procedure. Discovery may in the discretion of the arbitrator be permitted in the manner provided by the Florida Rules of Civil Procedure.

               (c) The arbitration decision shall be presented to the parties in writing. An arbitration decision shall be final if a complaint for a trial de novo is not filed within thirty
                    (30) days in a court of competent jurisdiction in which the condominium is located. The right to file for a trial de novo entities the parties to file a complaint in the appropriate trial court for a judicial resolution of the dispute. The prevailing party may be awarded reasonable attorneys' fees, the costs of the arbitration, or both, in an amount determined in the discretion of the arbitrator.

               (d) The party who files a complaint for a trial de novo shall be assessed the other party's arbitration costs, court costs, and other reasonable costs, including attorneys' fees, investigation expenses, and expenses for expert or other testimony or evidence incurred after the arbitration hearing if the judgment upon the trial de novo is not more favorable than the arbitration decision. If the judgment is more favorable, the party who filed a complaint for trial de novo shall be awarded reasonable court costs and attorneys' fees.

               (e) The decision of an arbitrator shall be final; however, such a decision shall not be deemed final agency action. Nothing in this provision shall be construed to foreclose parties from proceeding in a trial de novo. If such judicial proceedings are initiated, the final decision of the arbitrator shall be admissible in evidence in the trial de novo.

               (f) Any party to an arbitration proceeding may enforce an arbitration award by filing a petition in a court of competent jurisdiction in which the condominium is located. A petition may not be granted unless the time for appeal by filing of a complaint for trial de novo has expired. If a complaint for a trial de novo has been filed, a petition may not be granted with respect to an arbitration award that has been stayed. If the petition is granted, the petitioner may recover reasonable attorneys' fees and costs incurred in enforcing the arbitration award.

25. Rights of Developer and Subsequent Owners of Unit C-3. The Developer and subsequent owners of Unit C-3 (and other parties to the extent expressly provided for) shall have the following rights with respect to the Unit C-3 so long as the Developer or any subsequent owners own Unit C-3:

               (a) The Developer, and its successors and assigns, and subsequent owners of Unit C-3 shall have the right to operate, occupy, lease or rent for its own benefit all or any portion of the Unit C-3 to any persons and/or entities for

EXHIBIT 10.1

                    the purpose of providing hotel services to persons residing in this Condominium, as well as to the general public.

               (b) In order to provide access to the Unit C-3, the Developer (so long as it owns at least Unit C-3), the Owners of Residential Units and Owners of all Commercial Units (excluding Unit C-3), lessees of all or any portion of the Residential Units and any portion of the Commercial Units (excluding Unit C-3) and their respective nominees, invitees, grantees, successors and assigns, shall have a non-exclusive easement for access to the Unit C-3 and all areas appurtenant thereto over, under and through those portions of the Common Elements of the condominium customarily used for pedestrian and vehicular traffic, including driveways, parking ramps, walkways, lobby areas, elevators, halls and corridors, together with the use of same. The foregoing easement of access shall remain in existence, without restriction by other Unit Owners or the Association and said easement shall be in addition to all such other rights of access as any Unit Owner may have in a condominium under the Act or pursuant to this Declaration.

               (c) The Developer (so long as it owns Unit C-3) or the Owner of Unit C-3 shall be the sole judge and have sole discretion as to the size, contents, style, amounts, plans and specifications of any improvements and/or equipment and personalty that may be contained in Unit C-3 as well as be the sole judge and have sole discretion as to the type or style of operation of Unit C-3. The Developer (so long as it owns Unit C-3) or the Owner of Unit C-3 may, from time to time and at any time, without notice to any party whatsoever, remove or change or alter any improvement, personalty or equipment or mode of operation of commercial enterprise. The foregoing shall include, but not be limited to, the right to operate and conduct business therein within such business hours as the Developer (so long as it owns Unit C-3) or Owner of Unit C-3 shall determine. All proceeds, rents, revenues, profits and income derived from the operation of Unit C-3 shall belong to and be the sole property of the Developer and/or the lessee or Owner of Unit C-3, subject to the terms and provisions of the Rental Pool Agreement.

               (d) The Developer, as long as it is the Owner of Unit C-3, or the Owner of Unit C-3 may make any addition, alteration or improvement to Unit C-3 as long as: (i) all appropriate governmental permits which are necessary for such addition, alteration or improvement have been obtained, (ii) such alteration, addition or improvement will not adversely affect the structural integrity of the Building or cause any damage to or adversely affect the Common Elements or the Units, and (iii) such additions, alterations and improvements are made in compliance with all laws, rules, ordinances and regulations of all governmental authorities having jurisdiction.

EXHIBIT 10.1

               (e) Any restriction, limitation or provision contained in this Declaration or Bylaws, Articles of Incorporation or Rules and Regulations of the Association, as amended, shall not be applicable if the effect of same would be: (i) to adversely affect, diminish, impede, restrict, prohibit or inhibit the exercise of the rights and privileges granted to the Developer (while it owns Unit C-3) or the Owner of Unit C-3, including their lessees, under Sections 3.3(d), 17.1(b) or 25 of this Declaration or (ii) inconsistent in any way with or otherwise adversely affect, diminish, restrict, prohibit, impede, or inhibit the use, operation or rental of Unit C-3 as provided in Sections 3.3(d), 17.1(b) or 25 of this Declaration.

               (f) The provisions contained within this Section 25 may not be added to, amended or deleted without the written consent of the Developer, so long as it owns Unit C-3, or without the written consent of any subsequent Owner of Unit C-3.

     Notwithstanding anything contained above to the contrary, the Developer, upon the termination or expiration of the Rental Pool Agreement, may transfer title of Unit C-3 by quit claim deed to the Condominium Association. Once the Developer transfers ownership of Unit C-3 to the Condominium Association, the proportionate share allocated to each Unit shall equal the percentage share allocated to the Unit as set forth on Exhibit "A-3" to this Declaration divided by the aggregate of all percentage shares allocated to all Units except for the percentage share allocated to Unit C-3 as set forth on Exhibit "A-3" to this Declaration.

26. Change of Name. The name "Fortune House", and all similar names, along with all logos associated therewith, are the proprietary tradenames and service marks of Developer or its affiliates. The Association and all Unit Owners shall have no rights to use the same for advertising or other purpose; provided that Association and the Unit Owners may use the name, "Fortune House" pursuant to a license agreement which is included within the terms of the Rental Pool Agreement. If the Developer or any of its affiliates shall ever cease to be employed under the Rental Pool Agreement, then upon such cessation of employment the name of The Condominium and The Association name shall be amended by deleting the name "Fortune House," and by adopting a different name.

EXHIBIT 10.1

IN WITNESS WHEREOF, the Developer has caused this Declaration to be duly executed and its corporate seal to be hereunto affixed this _______ day of _____________, 2000.

Signed, sealed and delivered in the presence of.

                                     TERREMARK  FORTUNE HOUSE #2,
                                     LTD., a Florida  limited partnership

                                     By:      Terremark Fortune House #2, Inc.,
------------------------------                a Florida corporation, its general
Name:                                         partner
      ------------------------


------------------------------                By:
Name:                                             ------------------------------
      ------------------------                    Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------
STATE OF FLORIDA  )

COUNTY OF MIAMI-DADE)

         The foregoing instrument was acknowledged before me this _______day of _______________, 2000, by ___________________, as _________________________of ,
a , . He/She is personally known to me or has produced ____________________ as identification.

                                              ---------------------------------
                                              Notary Public
                                              Name:
                                                    ---------------------------
                                              Commission Expires:
                                                                  -------------
                                              Serial Number:
                                                             ------------------

EXHIBIT 10.1

                                     JOINDER

Fortune House - Fort Lauderdale Beach Condominium Association, Inc., a Florida corporation not for profit, hereby agrees to accept all the benefits and all of the duties, responsibilities, obligations and burdens imposed upon it by the provisions of this Declaration and Exhibits attached hereto.

         IN WITNESS WHEREOF, Fortune House - Fort Lauderdale Beach Condominium Association, Inc. has caused these presents to be signed in its name by its proper officer and its corporate seal to be affixed this ______ day of _________________, 2000.

Signed, sealed and delivered in the presence of.

                                              FORTUNE HOUSE - FORT
                                              LAUDERDALE BEACH
                                              CONDOMINIUM ASSOCIATON, INC.

------------------------------
Print Name:                                   By:
            ------------------                    ------------------------------
                                                  Name:
------------------------------                          ------------------------
Print Name:                                       Title:
            ------------------                           -----------------------
                                                  Date:
                                                        ------------------------


STATE OF FLORIDA  )

COUNTY OF MIAMI-DADE)

         The foregoing instrument was acknowledged before me this _______day of _______________, 2000, by _______________________, as
_________________________of ___________________________________________________,
a Florida corporation. He/She is personally known to me or has produced ____________________ as identification.


                                               ---------------------------------
                                               Notary Public
                                               Name:
                                                     ---------------------------
                                               Commission Expires:
                                                                   -------------
                                               Serial Number:
                                                              ------------------

EXHIBIT 10.1

                                  EXHIBIT "A-1"
                                       TO
                           DECLARATION OF CONDOMINIUM


BLOCK D, BIRCH OCEAN FRONT SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 19, PAGE 26, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

AND

LOT 1, BLOCK 3 OF BIRCH OCEAN FRONT SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 19, PAGE 26, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

EXHIBIT 10.1

                                  EXHIBIT "A-2"
                                       TO
                           DECLARATION OF CONDOMINIUM



[IDENTIFICATION OF UNITS]

[SURVEY]

[PLOT PLAN]

[GRAPHIC DESCRIPTION OF IMPROVEMENTS]

EXHIBIT 10.1

                                  EXHIBIT "A-3"
                                       TO
                           DECLARATION OF CONDOMINIUM



[UNDIVIDED INTERESTS OF THE UNIT]

EXHIBIT 10.1

                                  EXHIBIT "A-4"
                                       TO
                           DECLARATION OF CONDOMINIUM



[ARTICLES OF INCORPORATION - FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM ASSOCIATION, INC.]

EXHIBIT 10.1

                                  EXHIBIT "A-5"
                                       TO
                           DECLARATION OF CONDOMINIUM



[BYLAWS OF FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM ASSOCIATION, INC.]